                                                                     Exhibit 4.2

                  CERTIFICATE OF DESIGNATIONS SETTING FORTH THE
                     VOTING POWER, PREFERENCES AND RELATIVE,
                           PARTICIPATING, OPTIONAL AND
                              OTHER SPECIAL RIGHTS
                         AND QUALIFICATIONS, LIMITATIONS
                               AND RESTRICTIONS
                                     OF THE
                    10 3/4% SERIES B CUMULATIVE EXCHANGEABLE
                           REDEEMABLE PREFERRED STOCK
                                       OF
                        SPANISH BROADCASTING SYSTEM, INC.

                      ------------------------------------

                             Pursuant to Section 151
                         of the General Corporation Law
                            of the State of Delaware

                      ------------------------------------

         Spanish Broadcasting System, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, on October 28, 2003 duly approved and adopted the following resolution (the "Resolution"):

         RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issuance of 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000.00 per share, consisting of 280,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

1.       DESIGNATION.

         (a) There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock." The number of shares constituting such series shall be 280,000 and are referred to as the "Series B Preferred Stock." The liquidation preference of the Series B Preferred Stock shall be $1,000.00 per share.

         (b) Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock; provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

2.       CERTAIN DEFINITIONS.

         Unless the context otherwise requires, the terms defined in this
Section 2 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the Voting Stock of a Person shall be deemed to be control and (b) for purposes of the "Transactions with Affiliates" covenant contained in Section 11(d), for so long as Pablo Raul Alarcon, Sr., Raul Alarcon, Jr. or Jose Grimalt are directors, officers or shareholders of the Company, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

         "Affiliate Transaction" has the meaning set forth in Section 11(d).

         "Applicable Redemption Price" means a price per share equal to the following redemption prices specified below (expressed as a percentage of the Liquidation Preference thereof), plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share, if any, to but excluding the Redemption Date (including an amount equal to the pro rated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to but excluding the Redemption Date) if redeemed during the 12-month period commencing on October 15 of each of the years set forth below:

2008.............................................     105.375%
2009.............................................     103.583%
2010.............................................     101.792%
2011 and thereafter..............................     100.000%

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and goods in the ordinary course of business consistent with past practices and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million.

         Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly

Owned Restricted Subsidiary, (iii) the sale, lease or other disposition of equipment or other assets in the ordinary course of business, (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets, (v) a Restricted Payment that is permitted by Section 11(a) hereof, (vi) a transfer of any FCC License to a Non-Guarantor Subsidiary, described in clause (i) of the definition thereof, (vii) an Asset Swap, and (viii) the sale or other disposition by the Company or its Subsidiaries of the Company's radio stations KLEY-FM and KSAH-AM serving the San Antonio, Texas market, and radio station KPTI-FM serving the San Francisco, California market.

         "Asset Swap" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Basket Period" has the meaning set forth in Section 11(a).

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment, redemption, repurchase or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, repurchase or exchange shall be made on the immediately succeeding Business Day.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within 270 days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

         "Certificate of Designations" means this Certificate of Designations setting forth the voting power, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series B Preferred Stock.

         "Certificated Shares" has the meaning set forth in Section 14(b).

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principal or a Related Party of the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "Beneficial Owner," directly or indirectly, of more than 35% of the Voting Stock of the Company, (iv) the Principal ceases to be the Beneficial Owner, directly or indirectly, of a majority of the voting power of Voting Stock of the Company (measured by voting power rather than number of shares) as a result of any direct or indirect transfer of securities by the Principal, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Change of Control Offer" has the meaning set forth in Section 10(a).

         "Change of Control Payment" has the meaning set forth in Section 10(a).

         "Change of Control Payment Date" has the meaning set forth in Section 10(d).

         "Company" means Spanish Broadcasting System, Inc., a Delaware corporation, and any and all successors thereto.

         "Company Notice" has the meaning set forth in Section 7(b).

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation expense for such period, to the extent the same was deducted in computing such Consolidated Net Income, plus (v) all amortization expense and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such period, to the extent the same was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period.

         Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to any acquisition as if such acquisition (including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the most recently ended four quarter period, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition which the Company anticipates if the Company delivers to the Transfer Agent an officer's certificate executed by its chief financial or accounting officer certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions.

         "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that such Indebtedness or Attributable Debt has been guaranteed by the referent Person or by one or more of its Restricted Subsidiaries or is secured by a Lien on assets of the referent Person or any of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon).

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) except as otherwise provided in clause (v) below, the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Credit Facility" or "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as now in effect or at any time hereafter entered into and as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

         "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a pro forma basis after giving effect to all acquisitions and dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of by the Company or any of its Restricted Subsidiaries prior to the Calculation Date, shall be excluded.

         "Disqualified Stock" means any Capital Stock (other than the Series A Preferred Stock or the Series B Preferred Stock) that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after October 15, 2013, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 11(b) hereof.

         "Dividend Payment Date" has the meaning set forth in Section 4(a).

         "Dividend Shares" means shares of Series B Preferred Stock paid by the Company to Holders of then outstanding shares of Series B Preferred Stock as dividends on such outstanding shares in accordance with this Certificate of Designations.

         "DTC" has the meaning set forth in Section 14(a).

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means (i) any public or private sale of the common stock of the Company pursuant to which the Company receives net proceeds of at least $15.0 million other than issuances of common stock of the Company pursuant to employee benefits plans or as compensation to employees or (ii) the issuance of shares of the Company's Class A common stock, par value $.0001 per share, upon exercise of the warrants granted to International Church of the FourSquare Gospel pursuant to which the Company receives net proceeds of at least $5.0 million.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" has the meaning set forth in Section 8(c).

         "Exchange Indenture" has the meaning set forth in Section 8(a).

         "Exchange Notes" means the Company's 10 3/4% Subordinated Exchange Notes due 2013 issued in exchange for the Series A Preferred Stock and Series B Preferred Stock, as the case may be.

         "Exchange Notes Trustee" has the meaning set forth in Section 8(a).

         "Exchange Notice" has the meaning set forth in Section 8(c).

         "Existing Indebtedness" means Indebtedness in existence on the Issue Date (other than Indebtedness under Credit Facilities), until such Indebtedness is repaid.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Preferred Share" has the meaning set forth in Section 14(a).

         "Global Restricted Share Legend" shall have the meaning set forth in
Section 14(a).

         "Global Shares Legend" has the meaning set forth in Section 14(a).

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means a holder in whose name a share of Series A Preferred Stock or Series B Preferred Stock, as the case may be, is registered.

         "Holder Repurchase Notice" has the meaning set forth in Section 7(b).

         "incur" has the meaning set forth in Section 11(b).

         "Indebtedness" means, with respect to any Person, without duplication,
(i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person of the sort described in clause (i) of this definition. Notwithstanding the foregoing, the term "Indebtedness" shall not include Non-Recourse Debt or indebtedness that constitutes "Indebtedness" merely by virtue of a pledge of Equity Interests of an Unrestricted Subsidiary. Furthermore, for the avoidance of doubt, "Indebtedness" shall not include any Capital Stock or any liabilities in respect of Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (B) the principal amount of the Indebtedness secured, together with any interest thereon that is more than 30 days past due, in the case of any Indebtedness of the type described in clause (ii) above, (C) the principal amount of the Indebtedness guaranteed, together with any interest thereon that is more than 30 days past due, in the case of any Indebtedness of the type described in clause (iii) above, (D) the amount of the net settlement payment payable on termination, in the case of any Indebtedness constituting a Hedging Obligation (assuming for this purpose that the Hedging Obligation was terminated on the date as of which the calculation of the amount of Indebtedness is being made), and (E) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of Section 11(a) hereof. "Investments" does not include the defeasance, redemption or repurchase of Indebtedness that is cancelled and not acquired or held as an investment.

         "Issue Date" means October 30, 2003.

         "Junior Securities" has the meaning set for in Section 3(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidation Preference" means $1,000 per share of Series B Preferred Stock.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

         "Non-Guarantor Subsidiaries" means (i) those single-purpose Restricted Subsidiaries of the Company created or acquired after the Issue Date which own one or more FCC Licenses and related rights and no other material assets, (ii) those Subsidiaries of the Company created or acquired after the Issue Date that are not incorporated under the laws of the United States of America or a state of the United States of America, and (iii) Subsidiaries of the Company that are not required to become and are not guarantors of the Senior Subordinated Notes.

         "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Exchange Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Obligations" means any principal, interest, prepayment or make-whole premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or any guarantee thereof.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

         "Parity Securities" has the meaning set forth in Section 3(a).

         "Paying Agent" means Wachovia Bank, National Association, a national banking association, and its successors.

         "Payment Default" has the meaning set forth in Section 9(b).

         "Permitted Business" means the media business and any business reasonably similar, complementary, ancillary or related thereto, including, the operation of Latin music Web sites and internet portals.

         "Permitted Debt" has the meaning set forth in Section 11(b).

         "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if (a) as a result of, or concurrently with, such Investment such Person becomes a Restricted Subsidiary or (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; or (c) the Company or a Restricted Subsidiary has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Restricted Subsidiary or such transaction is consummated, in each case, within 180 days of the date of such Investment;
(iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale; (v) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;
(vi) any Investment received involuntarily; (vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) other Investments in Persons engaged in Permitted Businesses (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (viii) that are at the time outstanding, not to exceed $7.5 million; (ix) Investments by the Company or any of its Restricted Subsidiaries in any other person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such Person; (x) Hedging Obligations; (xi) the incurrence by the Company or any of its Restricted Subsidiaries of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business; (xii) endorsements of instruments for collection or deposit in the ordinary course of business; (xiii) loans and advances to employees and officers not to exceed $2.5 million outstanding in the aggregate at any time; (xiv) loans to employees, directors and officers in connection with the purchase by such Persons of Equity Interests of the Company; (xv) investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers; and (xvi) investments in existence on the Issue Date.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is or would be pari passu with the Exchange Notes, such Permitted Refinancing Indebtedness is or would be pari passu with or subordinated in right of payment to the Exchange Notes or is Disqualified Stock; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is or would be subordinated in right of payment to the Exchange Notes, such Permitted Refinancing Indebtedness is or would be subordinated in right of payment to the Exchange Notes on terms at least as favorable to the Holders of Exchange Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and (v) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or such Disqualified Stock is issued by the Company, as applicable.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

         "Principal" means Raul Alarcon, Jr.

         "Purchase Date" has the meaning set forth in Section 7(a).

         "Purchase Price" has the meaning set forth in Section 7(a).

         "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "Record Date" has the meaning set forth in Section 4(a).

         "Redemption Date" has the meaning set forth in Section 6(c).

         "Registration Default" has the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 30, 2003, by and among the Company, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.

         "Related Party" with respect to the Principal means (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 50% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Payment" has the meaning set forth in Section 11(a).

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Senior Credit Facilities" means the senior secured credit facilities contemplated to be entered into among the Company, Lehman Brothers Inc., Lehman Commercial Paper Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Merrill Lynch Capital Corporation and

Deutsche Bank Trust Company Americas, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) all Indebtedness of the Company that is senior to Exchange Notes (including the Senior Subordinated Notes), (iii) any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Cerificate of Designations, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange Notes and (iv) all Obligations of the Company or any Restricted Subsidiary with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company,
(b) any Indebtedness of the Company or any Restricted Subsidiary to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Certificate of Designations; provided that Indebtedness under Credit Facilities will not cease to be Senior Debt if incurred based upon a written certificate from a purported officer of the Company to the effect that such Indebtedness was permitted by this Certificate of Designations to be incurred.

         "Senior Subordinated Notes" mean the Company's 9 5/8% Senior Subordinated Notes due 2009.

          "Series A Preferred Stock" means the Company's 10 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share.

         "Series B Preferred Stock" has the meaning set forth in Section 1(a).

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

         "Surviving Entity" has the meaning set forth in Section 11(c).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided by Section 9.03 hereof.

         "Transfer Agent" means Wachovia Bank, National Association, a national banking association, and its successors.

         "Undesignated Shares" means shares of the preferred stock of the Company which are authorized under its Certificate of Incorporation, are not issued and outstanding, and have not been assigned to a series of preferred stock.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the

Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         "Voting Rights Amendment" means an amendment to the By-laws of the Company providing for an increase in the size of the Board of Directors of the Company to, at all times, accommodate the appointment of a sufficient number of directors designated by the Holders of Series A Preferred Stock and Series B Preferred Stock in compliance with Section 9(b).

         "Voting Rights Triggering Event" has the meaning set forth in Section 9(b).

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

3.       RANKING.

         (a) The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of Capital Stock or series of preferred stock of the Company created after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to, together with all classes of common stock of the Company, as "Junior Securities"); and (ii) subject to certain conditions described below, on a parity with the Series A Preferred Stock and any Capital Stock or each other series of preferred stock created after the Issue Date by the Board of Directors of the Company, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities").

         (b) The Company shall not authorize or issue any new class or series of Parity Securities (or amend the provisions of any existing class or series of Capital Stock of the Company to make such class or series of Capital Stock Parity Securities) without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class, in accordance with Section 9(f); provided, however, that, without the approval of Holders of the Series A Preferred Stock and Series B Preferred Stock, the Company may (i) issue Dividend Shares in accordance with the terms hereof, and (ii) issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of the Series B Preferred Stock or other Parity Securities then outstanding.

4.       DIVIDENDS.

         (a) The Holders of the outstanding shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, dividends on the Series B Preferred Stock, which shall accrue at a rate per annum equal to 10.75% of the Liquidation Preference. If at any time dividends on the Series B Preferred Stock are in arrears and unpaid for four consecutive quarterly dividend periods, holders of Series B Preferred Stock will be entitled to the voting rights specified in Section 9 of this Certificate of Designations. All dividends will be cumulative, whether or not earned or declared, on a daily basis, from the Issue Date and will be payable quarterly in arrears on October 15, January 15, April 15 and July 15 of each year, commencing on January 15, 2004, or, if any such date is not a Business Day, on the next succeeding Business Day (each a "Dividend Payment Date") to the Holders on October 1, January 1, April 1 and July 1 immediately preceding the relevant Dividend Payment Date (each, a "Record Date"). On or before October 15, 2008, the Company may, at its option, pay dividends in cash or in Dividend Shares (including fractional shares; provided that the Company may, at its option, pay cash in lieu of issuing fractional shares) having an aggregate Liquidation Preference equal to the amount of such dividends. On or after October 15, 2008, dividends shall be paid only in cash. The issuance of such Dividend Shares shall constitute "payment" of the related dividend for all purposes of this Certificate of Designations. Dividends payable on the Series B Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months and the number of days actually elapsed and will be deemed to accrue on a daily basis.

         (b) No full dividends shall be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash sufficient for such payment set apart for such payment on the Series B Preferred Stock. If full dividends are not so paid, the Series B Preferred Stock will share dividends pro rata with the Parity Securities. Unless full cumulative dividends on all outstanding shares of Series B Preferred Stock for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend on Junior Securities payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities;
                  (ii) no shares of Junior Securities or Parity Securities shall be repurchased, redeemed or otherwise acquired or retired by the Company or any of its Subsidiaries hereof; and (iii) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities or Parity Securities by the Company or any of its Subsidiaries. Dividends on account of arrears for any past dividend period and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record of the Series B Preferred Stock on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

5.       LIQUIDATION PREFERENCE.

         Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, Holders of Series B Preferred Stock shall be entitled to payment, out of the assets of the Company available for distribution to stockholders, the Liquidation Preference per share of Series B Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to but excluding the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, common stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Series B Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Series B Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the Holders of shares of Series B Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons shall be deemed to be a liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

6.       OPTIONAL REDEMPTION BY THE COMPANY.

         (a) The Series B Preferred Stock shall not be redeemed for cash at the option of the Company prior to October 15, 2008. On or after October 15, 2008, Series B Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto, to the legal availability of funds therefor and to Section 170 of the DGCL) at any time, in whole or from time to time in part, at the option of the Company, at the Applicable Redemption Price. In addition, at any time prior to October 15, 2006, the Company may, at its option, redeem shares of Series B Preferred Stock in whole or from time to time in part having an aggregate Liquidation Preference of up to 40% of the aggregate Liquidation Preference of the Series B Preferred Stock (whether initially issued or issued as Dividend Shares) from the net cash proceeds of one or more Equity Offerings at a price equal to 110.75% of the aggregate Liquidation Preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends, if any, to but excluding the Redemption Date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date), subject to the right of Holders of record on the relevant Record Date to receive dividends due on a Dividend Payment Date; provided, that a number of shares representing at least 60% of the aggregate Liquidation Preference of the Series B Preferred Stock (whether initially issued or issued as Dividend Shares) remains outstanding immediately following the occurrence of such redemption and provided, further that, any such redemption must be made within 90 days after the date of the closing of such Equity Offerings.

         (b) In the event of partial redemptions of Series B Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Company; provided that the Company may redeem such shares held by any holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

         (c) Notice of any redemption shall be sent by or on behalf of the Company not less than 30 nor more than 60 days prior to the date specified for redemption in such notice (the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series B Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Redemption Date; (ii) the redemption price; (iii) if less than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Liquidation Preference of, and the accrued and unpaid dividends on, the shares of Series B Preferred Stock to be redeemed; (iv) that on the Redemption Date the redemption price shall become due and payable upon each share of Series B Preferred Stock to be redeemed; and (v) the place or places where shares are to be surrendered for payment of the redemption price. Upon the mailing of any such notice of redemption, the Company shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

         (d) If notice has been mailed in accordance with Section 6(c) above and, provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, on and after the Redemption Date, unless the Company defaults in the payment of the applicable redemption price, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the redemption price, without interest; provided, however, that if a notice of redemption shall have been given and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the pro rata benefit of the Holders of the shares called for redemption, dividends shall cease to accumulate on the Redemption Date on the shares to be redeemed and, at the close of business on the day on which such funds are segregated and set apart, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding and the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. New certificates of Series B Preferred Stock having an aggregate Liquidation Preference equal to the unredeemed portion of the Series B Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Series B Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. Shares of Series B Preferred Stock issued and reacquired by the Company pursuant to this Section 6 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with this Certificate of Designations.

         (e) Any deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

                  (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                  (ii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

         (f) No Series B Preferred Stock may be redeemed except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any redemption which the Company elects pursuant to clause (a) above.

         (g) No optional redemption may be authorized or made (i) unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum set apart for such payment on the Series B Preferred Stock or (ii) at a price less than 101% of the Liquidation Preference of the Series B Preferred Stock at any time when the company is making an offer to purchase shares of Series B Preferred Stock under a Change of Control Offer in accordance with Section 10.

7.       REPURCHASE AT THE OPTION OF HOLDER

         (a) On October 15, 2013 (the "Purchase Date"), each Holder of shares of Series B Preferred Stock will have the right to require the Company to repurchase (subject to the legal availability of funds therefor and to Section 170 of the DGCL) all or a portion of the Series B Preferred Stock held by such Holder at a purchase price equal to 100% of the Liquidation Preference thereof, plus all accumulated and unpaid dividends to the date of repurchase (the "Purchase Price"), in accordance with the procedures set forth below.

         (b) The Company shall give notice (the "Company Notice") not less than 30 days and not more than 60 days before the Purchase Date by first class mail, postage prepaid, to all Holders of record of the Series B Preferred Stock at their registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such Company Notice shall state: (i) the Purchase Date and the Purchase Price, (ii) that any Holder who elects to have the Company repurchase any shares of Series B Preferred Stock held by such Holder must complete and sign the notice (the "Holder Repurchase Notice") that the

                  Company shall include with the Company Notice and surrender any such shares of Series B Preferred Stock to the Paying Agent, (iii) that the Holder Repurchase Notice may be withdrawn prior to the close of business on the Purchase Date by delivering a written notice of withdrawal in accordance with this Section 7, and (iv) that the repurchase right described in this Section 7 is the only such right of Holders to elect to have the Company repurchase such Holder's Series B Preferred Stock and Holders that do not elect to have the Company repurchase their shares of Series B Preferred Stock or withdraw such election will have no other such right.

         (c) The Holder Repurchase Notice shall: (i) identify the Series B Preferred Stock to be delivered by the Holder thereof for repurchase by the Company and (ii) state, if a Holder elects to have only a portion of the shares of Series B Preferred Stock held by such Holder, the number of shares to be repurchased.

         (d) Any notice of withdrawal shall: (i) identify the shares of Series B Preferred Stock in respect of which such notice of withdrawal is being delivered, (ii) state the number of shares of Series B Preferred Stock with respect to which such notice of withdrawal is being submitted, and (iii) state the number of shares of Series B Preferred Stock which shall remain subject to the Purchase Notice.

         (e) If on or prior to the Purchase Date, all funds necessary for any repurchases to be made on the Purchase Date shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares of Series B Preferred Stock that have delivered and not withdrawn a Holder Repurchase Notice to the Company, so as to be, and to continue to be available therefor, then, on and after the Purchase Date, unless the Company defaults in the payment of the applicable Purchase Price, dividends on the shares of the Series B Preferred Stock to be repurchased shall cease to accumulate and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Purchase Price, without interest; provided, however, that if the funds necessary for repurchase pursuant to this Section 7 (including an amount in respect of all dividends that will accrue to the Purchase Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of the shares to be repurchased, dividends shall cease to accumulate on the Purchase Date on the shares to be repurchased and, at the close of business on the day on which such funds are segregated and set apart, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding and the Holders of the shares to be repurchased shall cease to be stockholders of the Company and shall be entitled only to receive the Purchase Price for such shares. New certificates of Series B Preferred Stock having an aggregate Liquidation Preference equal to the unpurchased portion of the Series B Preferred Stock shall be issued in the name of the Holder thereof upon cancellation of the original shares of Series B Preferred Stock without cost to the Holder thereof. Upon surrender, in accordance with the provisions of this Section 7, of the certificates for any shares so repurchased (properly endorsed or assigned for transfer, if the Company shall so require), such shares shall be repurchased by the Company at the Purchase Price. Shares of Series B Preferred Stock issued and reacquired by the Company pursuant to this Section 7 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with this Certificate of Designations.

      (f) Any deposit of funds with a bank or trust company for the purpose of repurchasing Series B Preferred Stock pursuant to this Section 7 shall be irrevocable except that:

            (i) the Company shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares repurchased shall have no claim to such interest or other earnings;

            (ii) the Company shall be entitled to receive from such bank or trust company the amount of any funds deposited with respect to shares of Series B Preferred Stock for which the Company has received a valid notice of withdrawal; and

            (iii) any balance of monies so deposited by the Company and unclaimed by the Holders of the Series B Preferred Stock entitled thereto at the expiration of two years from the Purchase Date shall be repaid, together with any interest or other earnings earned thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

      (g) No Series B Preferred Stock may be repurchased except with funds legally available for the purpose. The Company shall take all actions required or permitted under the DGCL to permit any repurchase pursuant to this Section 7.

      (h) Payments of the Purchase Price shall only be made after delivery of a Purchase Notice and surrender of the applicable shares of Series B Preferred Stock (together with necessary endorsements) to the Paying Agent. Payment of the Purchase Price shall be made promptly following the later of the Purchase Date and the time of delivery of shares of Series B Preferred Stock for surrender.

8.    EXCHANGE OF SERIES B PREFERRED STOCK FOR EXCHANGE NOTES.

      (a) The Company may at its option, on any scheduled Dividend Payment Date prior to October 15, 2013, exchange all but not less than all of the then outstanding shares of Series B Preferred Stock for the Exchange Notes to be issued under an indenture (the "Exchange Indenture") in the form attached hereto as Exhibit A to be entered into between the Company and Wachovia Bank, National Association (the "Exchange Notes Trustee"); provided, that on the date of such exchange: (i) there are no contractual impediments to such exchange;
            (ii) such exchange would comply with the DGCL; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture and no default or event of default would exist under the Senior Credit Facilities, the indenture for the Senior Subordinated Notes, or any other material instrument governing Indebtedness outstanding at the time; (iv) the Company has paid all accumulated dividends on the Series B Preferred Stock (including the dividends payable on the date of Exchange Date); (v) the Exchange Indenture has been qualified under the TIA, to the extent such qualification is necessary at the time of the exchange and (vi) the Company shall have delivered to the Transfer Agent and the Exchange Notes Trustee a written opinion of counsel, dated the date of exchange, as to the due authorization, execution and delivery and enforceability of the Exchange Notes Indenture and the Exchange Notes and to the effect that all conditions to be satisfied prior to such exchange have been satisfied.

      (b) Upon any exchange of Series B Preferred Stock for Exchange Notes on the Exchange Date pursuant to clause (a) of this Section 8, Holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, subject to the second succeeding sentence, $1.00 of principal amount of Exchange Notes for each $1.00 of the Liquidation Preference of Series B Preferred Stock held by them. The Exchange Notes shall be issued in registered form, without coupons. Exchange Notes issued in exchange for Series B Preferred Stock shall be issued in principal amounts of $1,000 and integral multiples thereof; provided, that the Company may issue Exchange Notes in principal amounts of less than $1,000 to the extent necessary so that each Holder of Series B Preferred Stock shall receive Exchange Notes in a principal amount equal to the amount to which such Holder's shares of Series B Preferred Stock entitle such Holder; and provided, further that the Company, at its option, may pay cash in lieu of issuing an Exchange Note in a principal amount less than $1,000. On and after the Exchange Date, provided that the conditions of Section 8(a)(i)-(vi) and 8(f) have been satisfied, dividends will cease to accumulate on the outstanding shares of Series B Preferred Stock, and all rights of the Holders of Series B Preferred Stock (except the right to receive the Exchange Notes, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the Exchange Date and if the Company so elects, cash in lieu of any Exchange Note that is in a principal amount less than $1,000) shall terminate. The person entitled to receive the Exchange Notes issuable upon such exchange shall be treated for all purposes as the registered holder of such Exchange Notes.

      (c) The Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record of Series B Preferred Stock, which notice shall state: (i) that the Company is exercising its option to exchange the Series B Preferred Stock for Exchange Notes pursuant to this Certificate of Designations; (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; (iii) that the Holder is to surrender to the Company, at the place or places where shares of Series B Preferred Stock are to be surrendered for exchange in the manner designated in the Exchange Notice, the shares of Series B Preferred Stock to be exchanged; (iv) that dividends on the shares of Series B Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not the shares of Series B Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Notes; and (v) that interest on the Exchange Notes shall accrue from the Exchange Date whether or not the shares of Series B Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in Sections 8(a)(i) through 8(a)(vi) above and Section 8(f) below are satisfied, the Company shall issue Exchange Notes in exchange for the Series B Preferred Stock as provided in this Section 8.

      (d) A Holder delivering Series B Preferred Stock for exchange shall not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Notes on exchange but shall be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Notes in a name other than that of the Holder of the Series B Preferred Stock. Certificates representing Exchange Notes shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

      (e) On or before the Exchange Date, each Holder of Series B Preferred Stock shall surrender the shares of Series B Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Notes to be executed on the

            Exchange Date and, upon surrender, in accordance with the Exchange Notice, of the shares of Series B Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company for Exchange Notes. The Company shall pay dividends, if any, on the Exchange Notes at the rate and on the dates specified therein from the Exchange Date.

      (f) After the Exchange Notice has been mailed in accordance with Section 8(c), the conditions set forth in Section 8(a)(i) through 8(a)(vi) have been satisfied, and before the Exchange Date (i) the Exchange Indenture shall have been duly executed and delivered by the Company and the Exchange Notes Trustee; (ii) all Exchange Notes necessary for such exchange shall have been duly executed and authenticated by the Company and delivered to the Exchange Notes Trustee with irrevocable instructions to authenticate the Exchange Notes necessary for such exchange; and (iii) an amount in cash, set aside by the Company, separate and apart from its other funds in trust, or additional Series B Preferred Stock (as applicable) equal to all accumulated and unpaid dividends thereon to the Exchange Date shall have been deposited with the Exchange Notes Trustee, then on and after the close of business on the Exchange Date, dividends on the shares of Series B Preferred Stock so exchanged shall cease to accumulate, such shares of Series B Preferred Stock shall no longer be deemed to be outstanding and all rights of the Holders of such shares shall terminate except for the right to receive from the Company the Exchange Notes, cash, if any, and all accrued interest, if any, thereon to the Exchange Date. Shares of Series B Preferred Stock issued and reacquired by the Company pursuant to this Section 8 shall, upon compliance with the applicable requirements of Delaware law, have the status of Undesignated Shares of the Company, and may, with any and all other authorized but unissued Undesignated Shares of the Company, be designated or redesignated, and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, but not as Series B Preferred Stock.

      (g) The Company shall comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

9.    VOTING RIGHTS.

      (a) The Holders of shares of the Series B Preferred Stock shall have no voting rights, except as required by non-waivable provisions of Delaware law and as hereinafter provided in this Section 9. It is the intention of this Section 9(a) to deny voting rights to holders of shares of Series B Preferred Stock except (i) as specifically granted in Sections 9(b) through 9(i), and (ii) to the extent that non-waivable provisions of Delaware law preclude the denial of voting rights to holders of shares of Series B Preferred Stock.

      (b)   If:

            (i) at any time, dividends on the outstanding Series B Preferred Stock are in arrears and unpaid (and in the case of dividends payable after October 15, 2008, are not paid in cash) for four
                  (4) consecutive quarterly dividend periods;

            (ii) the Company fails to discharge any redemption or repurchase obligation with respect to the Series B Preferred Stock (whether or not the Company is permitted to do so by the terms of the Senior Credit Facilities, the Senior Subordinated Notes, the DGCL, or any other obligation of the Company);

            (iii) the Company fails to make a Change of Control Offer on the terms and in accordance with the provisions described below in
                  Section 10 hereof (whether or not the Company is permitted to do so by the terms of the Senior Credit Facilities, the Senior Subordinated Notes or any other obligation of the Company) or fails to purchase shares of Series B Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer;

            (iv) the Company breaches or violates any of the other covenants or agreements set forth in Section 11 and such breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Series B Preferred Stock then outstanding; or

            (v) the Company or any Significant Subsidiary defaults under the terms of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there is then existing a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more (each of the events described in clauses (i), (ii), (iii), (iv) and (v) being referred to herein as a "Voting Rights Triggering Event"); then, in each case, the number of directors constituting the Board of Directors of the Company will be adjusted to permit the holders of the majority of the then outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as one class, to elect two directors.

      (c) Whenever the foregoing voting rights shall have vested, such rights may be exercised initially either at a special meeting of the Holders of Series A Preferred Stock and Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series A Preferred Stock and Series B Preferred Stock. Such right of the Holders of Series A Preferred Stock and Series B Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full (and in the case of dividends payable after October 15, 2008, paid in cash) and (ii) all other failures, breaches or defaults giving rise to such Voting Rights Triggering Event are remedied or waived by the Holders of at least a majority of the shares of the then outstanding Series A Preferred Stock and Series B Preferred Stock, taken together, at which time the term of such directors previously elected pursuant to the provisions of this Section 7(c) shall thereupon terminate, and such directors shall be deemed to have resigned.

      (d) At any time when the foregoing voting rights shall have vested in the Holders of Series A Preferred Stock and Series B Preferred Stock and if such rights shall not already have been initially exercised, a proper officer of the Company shall, upon the written request of Holders of record of 10% or more of the then outstanding Series A Preferred Stock and Series B Preferred Stock, taken together, addressed to the Secretary of the Company, call a special meeting of Holders of Series A Preferred Stock and Series B Preferred Stock. Such meeting shall be held at the earliest practicable date based upon the number of days of notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Company or, if none, at a place designated by the Secretary of the Company. If such meeting shall not be called by the proper officers of the Company within 30 days after the personal service of such written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Company at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of the then outstanding Series A Preferred Stock and Series B Preferred Stock, taken together, may designate in writing a Holder of Series B Preferred Stock or Series B Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the number of days of notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Company or, if none, at a place designated by such Holder. Any Holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this
            Section 9. Notwithstanding the provisions of this Section 9(d) however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual meeting of stockholders.

      (e) If any director so elected by the Holders of Series A Preferred Stock and Series B Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of the then outstanding Series A Preferred Stock and Series B Preferred Stock, voting together as one class, may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

      (f) The Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose) voting or consenting, as the case may be, together as one class (i) merge, consolidate or sell all or substantially all of the assets of the Company except as permitted pursuant to Section 11(c) or (ii) authorize or issue any new class or series of Parity Securities (or amend the provisions of any existing class or series of Capital Stock to make such class of Capital Stock Parity Securities); provided, however, that, without the approval of Holders of the Series A Preferred Stock and Series B Preferred Stock, the Company may (A) issue Dividend Shares in accordance with the terms hereof, and (B) issue and have outstanding shares of Parity Securities issued from time to time in exchange for, or the proceeds of which are used to redeem or repurchase, any or all of the shares of the Series B Preferred Stock or other Parity Securities then outstanding.

      (g) In addition to the matters set forth in clause (f) above, except as stated above under Section 3, the Company shall not, without the affirmative vote or consent of holders of at least a majority of the shares of Series B Preferred Stock then outstanding (with shares held by the Company or any of its Affiliates not being considered to be outstanding for this purpose), voting or consenting, as the case may be, as one class:

            (i) amend the Certificate of Designations so as to adversely affect the specified rights, preferences, privileges or voting rights of holders of shares of the Series B Preferred Stock (including any rights set forth in the Exchange Indenture), or

            (ii) increase the number of authorized shares of the Company designated as Series B Preferred Stock.

      (h) Without the consent of each Holder affected, an amendment or waiver of the Company's Certificate of Incorporation or of this Certificate of Designations may not (with respect to any shares of Series B Preferred Stock held by a non-consenting Holder):

            (i) alter the voting rights with respect to the Series B Preferred Stock (provided, however, that the consent of Holders of Series B Preferred Stock shall not be required to approve the Voting Rights Amendment) or reduce the number of shares of Series B Preferred Stock whose holders must consent to an amendment, supplement or waiver;

            (ii) reduce the Liquidation Preference of or change the Purchase Date of any share of Series B Preferred Stock or alter the provisions with respect to the redemption of the Series B Preferred Stock (except as provided with respect to Section 10 hereof);

            (iii) reduce the rate or change the time for payment of dividends on any share of Series B Preferred Stock;

            (iv) waive the consequences of any failure to pay dividends on the Series B Preferred Stock;

            (v) make any share of Series B Preferred Stock payable in any form other than that stated in this Certificate of Designations;

            (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of holders of Series B Preferred Stock to receive the Liquidation Preference and dividends on the Series B Preferred Stock;

            (vii) waive a redemption payment with respect to any share of Series
                  B Preferred Stock (except as provided with respect to Section 10 hereof); or

            (viii) make any change in the foregoing amendment and waiver provisions.

      (i) The Company in its sole discretion may, without the vote or consent of any Holders of the Series B Preferred Stock, amend or supplement this Certificate of Designations:

            (i)   to cure any ambiguity, defect or inconsistency;

            (ii) except as set forth in clauses (f) and (g) above, create, authorize or issue any shares of Junior Securities or Parity Securities;

            (iii) to decrease the amount of authorized capital stock of any class, including any Series B Preferred Stock;

            (iv) to increase the amount of authorized capital stock of any class of Junior Securities; or

            (v) to make any change that would provide any additional rights or benefits to the Holders of the Series B Preferred Stock or that does not adversely affect the legal rights under this Certificate of Designations (including the Exchange Indenture) of any such Holder.

10.   CHANGE OF CONTROL.

      (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of shares of Series B Preferred Stock to repurchase all or any part (but not, in the case of any Holder requiring the Company to purchase less than all of the shares of Series B Preferred Stock held by such Holder, any fractional shares) of such Holder's Series B Preferred Stock at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a pro rata dividend for the period from the Dividend Payment Date immediately prior to the Change of Control
            Date), if any, thereon to but excluding the date of purchase (the "Change of Control Payment") (subject to the right of Series B Preferred Stock Holders of record on the relevant Record Date to receive dividends due on the relevant Dividend Payment Date); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Series B Preferred Stock pursuant to this Section 10 in the event that it has exercised its right to redeem all of the Series B Preferred Stock pursuant to Section 7(b).

      (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series B Preferred Stock and a full description of the circumstances and relevant facts and financial information regarding such Change of Control.

      (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of the Series B Preferred Stock as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof. The Change of Control Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Change of Control Offer (which at a minimum will include (i) the most recent annual and quarterly financial statements, (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Change of Control Offer) and (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase).

      (d) Within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), the Company shall mail a notice to each Holder stating:

            (i) that a Change of Control has occurred or will occur (and describing the transaction or transactions that constitute such Change of Control) and that the Change of Control Offer is being made pursuant to this Section 10 and that all shares of Series B Preferred Stock tendered shall be accepted for payment;

            (ii) the amount of the Change of Control Payment and the purchase date, which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

            (iii) that any share of Series B Preferred Stock not tendered shall continue to accumulate dividends;

            (iv) the place or places where Series B Preferred Stock are to be surrendered for tender pursuant to the Change of Control Offer;

            (v) that, on the Change of Control Payment Date, the purchase price shall become due and payable upon each share of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer and, unless the Company fails to pay the Change of Control Payment on the Change of Control Payment Date, all shares of Series B Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

            (vi) that Holders electing to have any shares of Series B Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series B Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

            (vii) that, if such Offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control; and

            (viii) that the Holder may tender all or any portion of the shares of Series B Preferred Stock held by such Holder and that in the case of any Holder whose shares are to be purchased only in part, the Company shall execute, authorize and deliver to the Holder, without service charge, a new certificate as requested by such Holder, for the unpurchased portion of his shares of Series B Preferred Stock.

      (e) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all shares of Series B Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series B Preferred Stock or portions thereof so tendered and (iii) deliver or cause to be delivered to the Transfer Agent the shares of Series B Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series

            B Preferred Stock or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each holder of Series B Preferred Stock so tendered the Change of Control Payment for such Series B Preferred Stock, and the Transfer Agent shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new certificate representing the shares of Series B Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of the shares of Series B Preferred Stock represented by the certificates so surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      (f) If, at the time of a Change of Control, the Company is restricted or prohibited by the terms of any Credit Facilities or Senior Debt from purchasing shares of Series B Preferred Stock that may be tendered by holders pursuant to a Change of Control Offer, prior to complying with the provisions of Section 10(a), but in any event within 30 days following a Change of Control (unless the Company has exercised its right to redeem all the Series B Preferred Stock pursuant to
            Section 7(b)), the Company shall use commercially reasonable efforts to (i) repay in full all outstanding Obligations under such Credit Facilities or Senior Debt or offer to repay in full all outstanding Obligations under such Credit Facilities or Senior Debt and repay the Obligations of each lender who has accepted such offer or (ii) obtain the requisite consent under such Credit Facilities or Senior Debt to permit the repurchase of the Series B Preferred Stock required by this Section 10.

      (g) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 10 applicable to a Change of Control Offer made by the Company and purchases all shares of Series B Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

11.   CERTAIN COVENANTS.

      (a)   Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (i) declare or pay any dividend or make any other payment or distribution on account of any Junior Securities, other than dividends or distributions payable in Junior Securities (other than Disqualified Stock);

            (ii) purchase, redeem or otherwise acquire or retire for value Junior Securities; or

            (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
                  Payment:

                  (1) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) all dividends on the Series B Preferred Stock that have accrued and become payable on or after October 15, 2008 have been declared and paid in cash;

                  (3) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 11(b) hereof, and

                  (4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) an amount equal to the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from June 8, 2001 to the end of the Company's most recently ended full fiscal quarter for which financial statements have been filed with the SEC (the "Basket Period") less the product of 1.4 times the Consolidated Interest Expense of the Company for the Basket Period), plus (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since June 8, 2001 of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or Convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

      The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Certificate of Designations; (ii) the redemption, repurchase, retirement or other acquisition of any Junior Securities of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Junior Securities or Parity Securities of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (4)(ii) of the preceding paragraph; and, provided further, that no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction;
(iii) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million (excluding for purposes of calculating such amounts during any period, loans incurred to finance the purchase of such Equity Interests that are repaid contemporaneously) in any twelve-month period and no Voting Rights Triggering Event shall have occurred and be continuing immediately after such transaction; (v) repurchases of stock deemed to have occurred by virtue of the exercise of stock options; and (vi) other Restricted Payments in an aggregate amount not to exceed $5.0 million in any twelve-month period so long as no Voting Rights Triggering Event shall have occurred and be continuing.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors. Not later than the date of making any Restricted Payment, the Company shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculation required by this Section 11(a) were computed.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Voting Rights Triggering Event. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 11(a). Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      (b) Incurrence Of Indebtedness And Issuance Of Preferred Stock.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) or issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that, so long as no Voting Rights Triggering Event has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and its Restricted Subsidiaries may issue shares of preferred stock if, in each case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.0 to 1.0.

      So long as no Voting Rights Triggering Event shall have occurred and be continuing or should be caused thereby, the provisions of the first paragraph of this Section 11(b) will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

      (i) the incurrence by the Company (and the guarantee thereof by any Restricted Subsidiary) of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $175.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder), less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under a Credit Facility that have been made since the Issue Date (other than from the proceeds of any other Credit Facility);

      (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

      (iii) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million at any time outstanding;

      (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or the issuance by the Company of Disqualified Stock in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness or Disqualified Stock (other than intercompany Indebtedness) that was permitted by this Certificate of Designations to be incurred by the first paragraph of this Section 11(b), or by clauses (ii), (iii),
            (iv), (vi), (vii), (viii), (ix), (x), (xi) or (xii) of this paragraph;

      (v) the incurrence of Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Exchange Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

      (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding;

      (vii) the guarantee by the Company or any Restricted Subsidiary of Indebtedness that was permitted to be incurred by another provision of this Section 11(b);

      (viii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

      (ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

      (x) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, asset or Subsidiary of the Company; provided that the maximum assumable Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with the disposition of any business, asset or Subsidiary of the Company;

      (xi) the incurrence by the Company of Indebtedness in respect of Series B Preferred Stock issued as payment in kind interest on the Series B Preferred Stock outstanding on the Issue Date or issued subsequent to the Issue Date as dividends permitted by this clause (xi), to the extent such dividends are made pursuant to the terms of this Certificate of Designations, on any preferred stock issued in exchange for the Series B Preferred Stock, or any dividends on such preferred stock issued in exchange for the Series B Preferred Stock, or any dividends on such preferred stock to the extent such dividends are made pursuant to the terms of the certificate of designations of such preferred stock; and

      (xii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (v) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xii), not to exceed $10.0 million.

      For purposes of determining compliance with this Section 11(b), in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this Section 11(b), the Company shall, in its sole discretion, classify and reclassify such item of Indebtedness in whole or in part in any manner that complies with this Section 11(b) and such item of Indebtedness will be treated as having been incurred pursuant to such clauses or pursuant to the first paragraph hereof.

      (c)   Merger, Consolidation, or Sale of Assets.

                  The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, and the Company may not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions would, in the aggregate, result in a sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of the properties or assets of the Company to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Series B Preferred Stock shall be converted into or exchanged for and shall become shares of the Surviving Entity, having in respect of such successor, transferee or resulting corporation substantially the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon that the Series B Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction, no Voting Rights Triggering Event, and no event that after the giving of notice or lapse of time or both would become a Voting Rights Triggering Event, shall have occurred and be continuing; and (iv) the Company or the Surviving Entity will, at the time of such transaction or series of transactions and after giving pro forma effect thereto as if such transaction or series of transactions had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in the first paragraph of Section 11(a). Notwithstanding the restrictions described in the foregoing clause (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and any Wholly Owned Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to another Wholly Owned Restricted Subsidiary.

      (d)   Transactions With Affiliates.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, such Affiliate Transaction or series of Affiliated Transactions has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction or series of Affiliated Transactions and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction or series of Affiliated Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any transaction approved by the Board of Directors of the Company, with an officer or director of the Company or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business; (2) transactions between or among the Company and/or its Restricted Subsidiaries;
(3) payment of reasonable directors fees to the Board of Directors of the Company and of its Restricted Subsidiaries; (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined in good faith by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent the same are reasonable and customary; (5) any Restricted Payment that is permitted by Section 11(a); and (6) agreements in effect on the Issue Date and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date, in each case, shall not be deemed to be Affiliate Transactions.

      (e)   Reports.

      Whether or not required by the rules and regulations of the Commission, so long as any shares of Series B Preferred Stock are outstanding, the Company will make available to the Holders, upon request, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of such information and reports with the Commission for public availability within the time periods set forth in the Commission's rules and regulations (unless the Commission will not accept such filing).

12.   AMENDMENT.

      Notwithstanding anything to the contrary in the DGCL, unless otherwise provided in Section 3(b) or 9, neither this Certificate of Designations nor the Certificate of Incorporation shall be amended in any manner that would increase or decrease the par value of the shares of the Series B Preferred Stock class or alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect the

Holders thereof adversely without the affirmative vote of the Holders of a majority of the outstanding Series B Preferred Stock voting separately as a class.

13.   PAYMENT

      (a) All amounts payable in cash with respect to the Series B Preferred Stock shall be payable in United States dollars at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of cash dividends (if any) may be made by check mailed to the Holders of the Series B Preferred Stock at their respective registered addresses, provided that all cash payments with respect to the Global Preferred Shares and Certificated Shares the Holders of which have given wire transfer instructions to the Company shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

      (b) The Company has initially appointed the Transfer Agent to act as the "Paying Agent." The Company may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that until the Series B Preferred Stock has been delivered to the Company for cancellation, or moneys sufficient to pay the Liquidation Preference and accumulated but unpaid dividends on the Series B Preferred Stock have been made available for payment and either paid or returned to the Company as provided in this Certificate of Designation, it shall maintain an office or agency in the Borough of Manhattan, the City of New York for any payments under this Certificate of Designations, for surrender of Series B Preferred Stock or for exchange of the Series B Preferred Stock for Exchange Notes.

14.   FORM.

      (a) The Series B Preferred Stock shall initially be issued in the form of one or more permanent global shares of Series B Preferred Stock in fully registered form with the global legend in the form set forth on Exhibit B (the "Global Shares Legend") and the "Schedule of Exchanges for Global Security" set forth on Exhibit C (the "Global Preferred Shares"). The Global Preferred Shares shall be deposited on the Issue Date with the Transfer Agent as custodian for The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee (DTC or such nominee, the "Global Share Holder"). The Series B Preferred Stock may have additional notations, legends or endorsements required by law, stock exchange rule or usage.

      (b) Any person having a beneficial interest in a Global Preferred Share may, upon request by prior written notice given to the Transfer Agent by or on behalf of DTC, exchange such beneficial interest for Series B Preferred Stock in the form of registered definitive certificates ("Certificated Shares"). Upon any such issuance, the Company shall register such Certificated Shares in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i)(A) DTC is unwilling or unable to continue as Depositary for the Global Preferred Share and the Company does not appoint a qualified replacement for DTC within 90 days or (B) DTC ceases to be a "Clearing Agency" registered under the Exchange Act; (ii) the Company, at its option, notifies the Transfer Agent in writing that the Company elects to cause the issuance of Certificated Shares; or (C) there shall have occurred and be continuing a Voting Rights Triggering Event, then, upon surrender by the Global Share Holder of its Global Preferred Shares, Certificated Securities will be issued to each person that the Global

            Share Holder identifies as being the beneficial owner of the related Series B Preferred Stock. Certificated Shares shall not bear the Global Shares Legend and shall not include the "Schedule of Exchanges for Global Security."

      (c) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of DTC, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Certificate of Designations and the applicable procedures of DTC; provided, however, that beneficial interests in a Global Preferred Share may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same or a different Global Preferred Share in accordance with the transfer restrictions set forth in the Global Restricted Shares Legend; and provided further that the transferor such certification and opinions of counsel as may be reasonably requested by the Transfer Agent.

15.   EXCLUSION OF OTHER RIGHTS.

      Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time in accordance with the terms hereof) and in the Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

16.   HEADINGS OF SECTIONS.

      The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

17.   SEVERABILITY OF PROVISIONS.

      If any voting powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

      IN WITNESS WHEREOF, Spanish Broadcasting System, Inc. has caused this Certificate of Designations setting forth the voting power, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Company's 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock to be duly executed by its authorized officer this 29th day of October, 2003.

                                          SPANISH BROADCASTING SYSTEM, INC.



                                          By:     /s/  Joseph A. Garcia
                                                -------------------------------
                                                Name:  Joseph A. Garcia
                                                Title: Chief Financial Officer,
                                                       Executive Vice President
                                                       and Secretary

                                                                       EXHIBIT A

                                FORM OF INDENTURE

================================================================================



                        SPANISH BROADCASTING SYSTEM, INC.





                  10 3/4% SUBORDINATED EXCHANGE NOTES DUE 2013


                         -------------------------------



                                    INDENTURE



                       Dated as of ______________________



                         -------------------------------







                         -------------------------------


                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                     TRUSTEE

                         -------------------------------









================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                  Indenture Section
310(a)(1).................................................   7.10
(a)(2)....................................................   7.10
(a)(3)....................................................   N.A.
(a)(4)....................................................   N.A.
(a)(5)....................................................   7.10
(i)(b)....................................................   7.10
(ii)(c)...................................................   N.A.
311(a)....................................................   7.11
(b).......................................................   7.11
(iii)(c)..................................................   N.A.
312(a)....................................................   2.05
(b).......................................................   12.03
(iv)(c)...................................................   12.03
313(a)....................................................   7.06
(b)(2)....................................................   7.07
(v)(c)....................................................   7.06; 12.02
(vi)(d)...................................................   7.06
314(a)....................................................   4.03;12.02
314(b)....................................................   4.6; 4.8; 11.2
(c)(1)....................................................   12.04
(c)(2)....................................................   12.04
(c)(3)....................................................   N.A.
(vii)(e)..................................................   11.05
(f).......................................................   N.A.
315(a)....................................................   7.01
(b).......................................................   7.05,12.02
(A)(c)....................................................   7.01
(d).......................................................   7.01
(e).......................................................   6.11
316(a)(last sentence).....................................   2.09
(a)(1)(A).................................................   6.05
(a)(1)(B).................................................   6.04
(a)(2)....................................................   N.A.
(b).......................................................   6.07
(B)(c)....................................................   2.12
317(a)(1).................................................   6.08
(a)(2)....................................................   6.09
            (b)...........................................   2.04
318(a)....................................................   11.1
318(c)....................................................   11.1


N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.



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                                TABLE OF CONTENTS


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ARTICLE I             DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1

         Section 1.01.     Definitions...........................................................................1

         Section 1.02.     Other Definitions....................................................................16

         Section 1.03.     Incorporation By Reference Of Trust Indenture Act....................................17

         Section 1.04.     Rules Of Construction................................................................17

ARTICLE II            THE NOTES.................................................................................18

         Section 2.01.     Form And Dating......................................................................18

         Section 2.02.     Execution And Authentication.........................................................19

         Section 2.03.     Registrar And Paying Agent...........................................................19

         Section 2.04.     Paying Agent To Hold Money In Trust..................................................20

         Section 2.05.     Holder Lists.........................................................................20

         Section 2.06.     Transfer And Exchange................................................................20

         Section 2.07.     Replacement Notes....................................................................30

         Section 2.08.     Outstanding Notes....................................................................31

         Section 2.09.     Treasury Notes.......................................................................31

         Section 2.10.     Temporary Notes......................................................................31

         Section 2.11.     Cancellation.........................................................................32

         Section 2.12.     Defaulted Interest...................................................................32

         Section 2.13.     CUSIP Numbers........................................................................32

ARTICLE III           REDEMPTION AND PREPAYMENT.................................................................32

         Section 3.01.     Notices To Trustee...................................................................32

         Section 3.02.     Selection Of Notes To Be Redeemed....................................................33

         Section 3.03.     Notice Of Redemption.................................................................33

         Section 3.04.     Effect Of Notice Of Redemption.......................................................34

         Section 3.05.     Deposit Of Redemption Price..........................................................34

         Section 3.06.     Notes Redeemed In Part...............................................................35

         Section 3.07.     Optional Redemption..................................................................35

         Section 3.08.     Mandatory Redemption.................................................................36

         Section 3.09.     Offer To Purchase By Application Of Excess Proceeds..................................36

ARTICLE IV            COVENANTS.................................................................................37

         Section 4.01.     Payment Of Notes.....................................................................37
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         Section 4.02.     Maintenance Of Office Or Agency......................................................38

         Section 4.03.     Reports..............................................................................38

         Section 4.04.     Compliance Certificate...............................................................39

         Section 4.05.     Taxes................................................................................40

         Section 4.06.     Stay, Extension And Usury Laws.......................................................40

         Section 4.07.     Restricted Payments..................................................................40

         Section 4.08.     Dividend And Other Payment Restrictions Affecting Subsidiaries.......................42

         Section 4.09.     Incurrence Of Indebtedness And Issuance Of Preferred Stock...........................43

         Section 4.10.     Asset Sales..........................................................................46

         Section 4.11.     Transactions With Affiliates.........................................................47

         Section 4.12.     Liens................................................................................48

         Section 4.13.     Asset Swaps..........................................................................48

         Section 4.14.     Corporate Existence..................................................................48

         Section 4.15.     Offer To Repurchase Upon Change Of Control...........................................48

         Section 4.16.     Limitation on Other Subordinated Debt................................................49

         Section 4.17.     Limitation On Sale And Leaseback Transactions........................................49

         Section 4.18.     Payments For Consent.................................................................50

         Section 4.19.     Additional Subsidiary Guarantees.....................................................50

ARTICLE V             SUCCESSORS................................................................................50

         Section 5.01.     Merger, Consolidation, Or Sale Of Assets.............................................50

         Section 5.02.     Successor Corporation Substituted....................................................51

ARTICLE VI            DEFAULTS AND REMEDIES.....................................................................51

         Section 6.01.     Events Of Default....................................................................51

         Section 6.02.     Acceleration.........................................................................53

         Section 6.03.     Other Remedies.......................................................................54

         Section 6.04.     Waiver Of Past Defaults..............................................................54

         Section 6.05.     Control By Majority..................................................................54

         Section 6.06.     Limitation On Suits..................................................................54

         Section 6.07.     Rights Of Holders Of Notes To Receive Payment........................................55

         Section 6.08.     Collection Suit By Trustee...........................................................55

         Section 6.09.     Trustee May File Proofs Of Claim.....................................................55
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         Section 6.10.     Priorities...........................................................................56

         Section 6.11.     Undertaking For Costs................................................................56

         Section 6.12.     No Personal Liability Of Directors, Officers, Employees And  Stockholders............56

ARTICLE VII           TRUSTEE...................................................................................57

         Section 7.01.     Duties Of Trustee....................................................................57

         Section 7.02.     Rights Of Trustee....................................................................58

         Section 7.03.     Individual Rights Of Trustee.........................................................59

         Section 7.04.     Trustee's Disclaimer.................................................................59

         Section 7.05.     Notice Of Defaults...................................................................59

         Section 7.06.     Reports By Trustee To Holders Of The Notes...........................................60

         Section 7.07.     Compensation And Indemnity...........................................................60

         Section 7.08.     Replacement Of Trustee...............................................................61

         Section 7.09.     Successor Trustee By Merger, Etc.....................................................62

         Section 7.10.     Eligibility; Disqualification........................................................62

         Section 7.11.     Preferential Collection Of Claims Against Company....................................62

ARTICLE VIII          LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................................................62

         Section 8.01.     Option To Effect Legal Defeasance Or Covenant Defeasance.............................62

         Section 8.02.     Legal Defeasance And Discharge.......................................................62

         Section 8.03.     Covenant Defeasance..................................................................63

         Section 8.04.     Conditions To Legal Or Covenant Defeasance...........................................63

         Section 8.05.     Deposited Money And Government Securities To Be Held In Trust;  Other
                           Miscellaneous Provisions.............................................................65

         Section 8.06.     Repayment To Company.................................................................65

         Section 8.07.     Reinstatement........................................................................66

ARTICLE IX            AMENDMENT, SUPPLEMENT AND WAIVER..........................................................66

         Section 9.01.     Without Consent Of Holders Of Notes..................................................66

         Section 9.02.     With Consent Of Holders Of Notes.....................................................67

         Section 9.03.     Compliance With Trust Indenture Act..................................................68

         Section 9.04.     Revocation And Effect Of Consents....................................................68

         Section 9.05.     Notation On Or Exchange Of Notes.....................................................69
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         Section 9.06.     Trustee To Sign Amendments, Etc......................................................69

ARTICLE X             SUBORDINATION.............................................................................69

         Section 10.01.    Agreement To Subordinate.............................................................69

         Section 10.02.    Certain Definitions..................................................................69

         Section 10.03.    Liquidation; Dissolution; Bankruptcy.................................................70

         Section 10.04.    Default On Designated Senior Debt....................................................71

         Section 10.05.    Acceleration Of Securities...........................................................72

         Section 10.06.    When Distribution Must Be Paid Over..................................................72

         Section 10.07.    Notice By Company....................................................................72

         Section 10.08.    Subrogation..........................................................................72

         Section 10.09.    Relative Rights......................................................................73

         Section 10.10.    Subordination Not Prejudiced.........................................................73

         Section 10.11.    Distribution Or Notice To Representative.............................................74

         Section 10.12.    Rights Of Trustee And Paying Agent...................................................74

         Section 10.13.    Authorization To Effect Subordination................................................75

         Section 10.14.    Reinstatement........................................................................75

         Section 10.15.    Amendments...........................................................................75

ARTICLE XI            SUBSIDIARY GUARANTEES.....................................................................75

         Section 11.01.    Guarantee............................................................................75

         Section 11.02.    Subordination Of Subsidiary Guarantee................................................76

         Section 11.03.    Limitation On Guarantor Liability....................................................76

         Section 11.04.    Execution And Delivery Of Note Guarantee.............................................77

         Section 11.05.    Guarantors May Consolidate, Etc., On Certain Terms...................................77

         Section 11.06.    Releases Following Sale Of Assets....................................................78

ARTICLE XII           MISCELLANEOUS.............................................................................79

         Section 12.01.    Trust Indenture Act Controls.........................................................79

         Section 12.02.    Notices..............................................................................79

         Section 12.03.    Communication By Holders Of Notes With Other Holders Of Notes........................80

         Section 12.04.    Certificate And Opinion As To Conditions Precedent...................................80

         Section 12.05.    Statements Required In Certificate Or Opinion........................................80
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         Section 12.06.    Rules By Trustee And Agents..........................................................81

         Section 12.07.    No Personal Liability Of Directors, Officers, Employees And Stockholders.............81

         Section 12.08.    Governing Law........................................................................81

         Section 12.09.    No Adverse Interpretation Of Other Agreements........................................81

         Section 12.10.    Successors...........................................................................81

         Section 12.11.    Severability.........................................................................81

         Section 12.12.    Counterpart Originals................................................................82

         Section 12.13.    Table Of Contents, Headings, Etc.....................................................82



EXHIBITS

Exhibit A                  FORM OF NOTE

Exhibit B                  FORM OF GUARANTY

Exhibit C-1                FORM OF CERTIFICATE OF TRANSFER

Exhibit C-2                FORM OF CERTIFICATE OF EXCHANGE

Exhibit C-3                FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



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                                       v

                  INDENTURE dated as of _________________ among SPANISH BROADCASTING SYSTEM, INC., a Delaware corporation (the "Company"), [LIST SUBSIDIARY SIGNATORIES] and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  The Company has duly authorized the creation of an issue of its 10 3/4% Subordinated Exchange Notes due 2013 which shall be issued in exchange for the Company's Exchangeable Preferred Stock (as defined herein) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. DEFINITIONS.

                  "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Acquisition Indebtedness" means Indebtedness incurred by the Company or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a Permitted Business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.

                  "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that (a) beneficial ownership of at least 10% of the Voting Stock of a Person shall be deemed to be control and (b) for purposes of the "Transactions with Affiliates" covenant contained in Section 4.11, for so long as Pablo Raul Alarcon, Sr., Raul Alarcon, Jr. or Jose Grimalt are directors, officers or shareholders of the Company, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of the Company and its Subsidiaries.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in the Global Note, the rules and procedures of the Depositary, that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of services and goods in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof) and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) for net proceeds in excess of $5.0 million.

                  Notwithstanding the foregoing, the following items will not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, (iii) the sale, lease or other disposition of equipment or other assets in the ordinary course of business, (iv) the sale and leaseback of any assets within 90 days of the acquisition of such assets, (v) a Restricted Payment that is permitted by Section 4.07 hereof, (vi) a transfer of any FCC License to a Non-Guarantor Subsidiary, described in clause (i) of the definition thereof,
(vii) an Asset Swap, and (viii) the sale or other disposition by the Company or its Subsidiaries of the Company's radio stations KLEY-FM and KSAH-AM serving the San Antonio, Texas market, and radio station KPTI-FM serving the San Francisco, California market.

                  "Asset Swap" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another person or group of affiliated persons; PROVIDED that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bank Indebtedness" means (i) Indebtedness of the Company incurred in accordance with this Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and (ii) any guarantee by a Guarantor of any Indebtedness of the Company of the type set forth in clause (i) of this definition.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means any day of the year other than a Saturday, a Sunday on which banking institutions in The City of New York are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within 270 days after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

                  "Certificate of Designations" means the Certificate of Designations setting forth the voting power, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series A Preferred Stock and the Certificate of Designations setting forth the voting power, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of the Series B Preferred Stock, as the case may be.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (or by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or a Related Party of the Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "Beneficial Owner," directly or indirectly, of more than 35% of the Voting Stock of the Company, (iv) the Principal ceases to be the Beneficial Owner, directly or indirectly, of a majority of the voting power of Voting Stock of the Company (measured by voting power rather than number of shares) as a result of any direct or indirect transfer of securities by the Principal, or (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Clearstream" means Clearstream Banking S.A., or its successor.

                  "Company" means Spanish Broadcasting System, Inc., a Delaware corporation, and any and all successors thereto.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income, plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation expense for such period, to the extent the same was deducted in computing such Consolidated Net Income, plus (v) all amortization expense and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) for such period, to the extent the same was deducted in computing such Consolidated Net Income, minus (vi) non-cash items increasing such Consolidated Net Income for such period.

                  Consolidated Cash Flow shall be calculated on a PRO FORMA basis after giving effect to any acquisition as if such acquisition (including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the most recently ended four quarter period, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition which the Company anticipates if the Company delivers to the Trustee an officer's certificate executed by its chief financial or accounting officer certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions.

                  "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries, plus (ii) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that such Indebtedness or Attributable Debt has been guaranteed by the referent Person or by one or more of its Restricted Subsidiaries or is secured by a Lien on assets of the referent Person or any of its Restricted Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations); and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and (iii) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon).

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) except as otherwise provided in clause (v) below, the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any

Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Notes Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wachovia Bank, National Association, 200 South Biscayne Boulevard, 14th Floor, Miami, Florida 33131,
Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders of the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Credit Facility" or "Credit Facilities" means one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as now in effect or at any time hereafter entered into and as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the Notes Issue Date shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of (a) the Consolidated Indebtedness of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available, determined on a PRO FORMA basis after giving effect to all acquisitions and dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination (including any related financing transactions) as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period. For purposes of making the computation referred to above, (i) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of by the Company or any of its Restricted Subsidiaries prior to the Calculation Date, shall be excluded.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after October 15, 2013, PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Euroclear" means Euroclear S.A./N.V., or its successor, as operator of the Euroclear System.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock.

                  "Existing Indebtedness" means Indebtedness in existence on the Notes Issue Date (other than Indebtedness under Credit Facilities), until such Indebtedness is repaid.

                  "FCC License" means any licenses, permits and authorizations issued by the Federal Communications Commission for the operation of stations.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Notes" means a Note in the form of Exhibit A with the Global Note Legend hereto issued in accordance with Section 2.01 or 2.06 hereof.

                  "Global Note Legend" means the legend set forth in Section 2.01(g), which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets (other than pledges of Equity Interests in Unrestricted Subsidiaries to secure Non-Recourse Debt) or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means any Restricted Subsidiaries other than a Non-Guarantor Subsidiary of the Company, that shall be required under this Indenture to execute and deliver a Subsidiary Guarantee.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Note is registered.

                  "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee sold to Institutional Accredited Investors.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person of the sort described in clause (i) of this definition. Notwithstanding the foregoing, the term "Indebtedness" shall not include Non-Recourse Debt or indebtedness that constitutes "Indebtedness" merely by virtue of a pledge of Equity Interests of an Unrestricted Subsidiary. Furthermore, for the avoidance of doubt, "Indebtedness" shall not include any Capital Stock or any liabilities or obligations in respect of Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (B) the principal amount of the Indebtedness secured, together with any interest thereon that is more than thirty (30) days past due, in the case of any Indebtedness of the type described in clause (ii) above, (C) the principal amount of the Indebtedness guaranteed, together with any interest thereon that is more than thirty (30) days past due, in the case of any Indebtedness of the type described in clause (iii) above, (D) the amount of the net settlement payment payable on termination, in the case of any Indebtedness constituting a Hedging Obligation (assuming for this purpose that the Hedging Obligation was terminated on the date as of which the calculation of the amount of Indebtedness is being made), and (E) the principal amount thereof, together with any interest thereon that is more than thirty (30) days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of
Section 4.07 hereof. "Investments" does not include the defeasance, redemption or repurchase of Indebtedness that is cancelled and not acquired or held as an investment.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for indemnities, reimbursements or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Guarantor Subsidiaries" means (i) those single-purpose Restricted Subsidiaries of the Company created or acquired after the date of this Indenture which own one or more FCC Licenses and related rights and no other material assets, (ii) those Subsidiaries of the Company created or acquired after the date of the Indenture that are not incorporated under the laws of the United States of America or a state of the United States of America, and (iii) Subsidiaries of the Company that are not required to become and are not guarantors of the Senior Subordinated Notes.

                  "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Notes" means the 10 3/4% Subordinated Exchange Notes due 2013 issued pursuant to this Indenture.

                  "Notes Issue Date" means the date on which the Notes are first issued and authenticated under this Indenture in exchange for Exchangeable Preferred Stock.

                  "Obligations" means any principal, interest, prepayment or make-whole premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or any guarantee thereof.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

                  "Permitted Business" means the media business and any business reasonably similar, complementary, ancillary or related thereto, including, the operation of Latin music Web sites and internet portals.

                  "Permitted Investments" means (i) any Investment in the Company or in a Restricted Subsidiary; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if (a) as a result of, or concurrently with, such Investment such Person becomes a Restricted Subsidiary or (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; or (c) the Company or a Restricted Subsidiary has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Restricted Subsidiary or such transaction is consummated, in each case, within 180 days of the date of such Investment;
(iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (v) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;
(vi) any Investment received involuntarily; (vii) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (viii) other Investments in Persons engaged in Permitted Businesses (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (viii) that are at the time outstanding, not to exceed $7.5 million; (ix) Investments by the Company or any of its Restricted Subsidiaries in any other Person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such Person; (x) Hedging Obligations; (xi) the incurrence by the Company or any of its Restricted Subsidiaries of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business; (xii) endorsements of instruments for collection or deposit in the ordinary course of business; (xiii) loans and advances to employees and officers not to exceed $2.5 million outstanding in the aggregate at any time; (xiv) loans to employees, directors and officers in connection with the purchase by such Persons of Equity Interests of the Company; (xv) investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers; and (xvi) investments in existence on the Notes Issue Date.

                  "Permitted Liens" means (i) Liens securing Senior Debt that was permitted by the terms hereof to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens existing on the Notes Issue Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (viii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding; (ix) Liens securing industrial revenue bonds; (x) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, PROVIDED that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item or proceeds thereon; (xi) Liens securing Obligations in respect of the Senior Credit Facilities; (xii) Liens securing Bank Indebtedness; (xiii) Liens securing Acquisition Indebtedness, PROVIDED that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto; (xiv) Liens securing Permitted Refinancing Indebtedness; (xv) Liens securing Ratio Indebtedness; (xvi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by Section 4.09 covering only the assets acquired with such Indebtedness; (xvii) zoning restrictions, easements, licenses, covenants and other similar restrictions and encumbrances affecting the use of real property not interfering in any material respect with the ordinary conduct of business of the Company and its Restricted Subsidiaries; (xviii) judgment liens not giving rise to an Event of Default; (xix) Liens, rights to setoff and credit balances with respect to deposit accounts and other Cash Equivalents; (xx) deposits with the owner or lessor of premises leased and operated in the ordinary course of business; (xxi) nonconsensual liens that do not individually or in the aggregate detract materially from the value of transferability of the assets of the Company or any of its Restricted Subsidiaries, or impair materially the use of any such assets in the operation of the respective businesses of the Company and its Restricted Subsidiaries; (xxii) Liens of the Trustee under this Indenture; and (xxiii) Liens securing Hedging Obligations.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is PARI PASSU with the Notes, such Permitted Refinancing Indebtedness is PARI PASSU with or subordinated in right of payment to the Notes or is Disqualified Stock; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and (v) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or such Disqualified Stock is issued by the Company, as applicable.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Principal" means Raul Alarcon, Jr.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g) to be place on any Restricted Definitive Note or Restricted Global Note.

                  "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

                  "Ratio Indebtedness" means (i) Indebtedness of the Company incurred in compliance with the first paragraph of the Section 4.09 which is not Permitted Refinancing Indebtedness and (ii) any guarantee by a Restricted Subsidiary of any Indebtedness of the Company of the type set forth in clause
(i) of this definition.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee sold in reliance on Regulation S under the Securities Act.

                  "Related Party" with respect to the Principal means (i) any spouse or immediate family member of the Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (i).

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED, HOWEVER, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Note constitutes a Restricted Security.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Facilities" means the senior secured credit facilities contemplated to be entered into among the Company, Lehman Brothers Inc., Lehman Commercial Paper Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Merrill Lynch Capital Corporation and Deutsche Bank Trust Company Americas, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Senior Subordinated Notes" means the Company's 9 5/8% Senior Subordinated Notes due 2009.

                  "Series A Preferred Stock" means the Company's 10 3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, liquidation preference $1,000 per share.

                  "Series B Preferred Stock" means the Company's 10 3/4% Series B Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, liquidation preference $1,000 per share.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

                  "Subsidiary Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided by Section 9.03 hereof.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

                  "U.S. Person" means a U.S. Person as defined in Rule 902(o) of the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 1.02. OTHER DEFINITIONS.

              TERM                                         DEFINED IN SECTION
              "Affiliate Transaction"......................       4.11
              "Asset Sale Offer"...........................       4.10
              "Authentication Order".......................       2.02
              "Change of Control Offer"....................       4.15
              "Change of Control Payment"..................       4.15
              "Change of Control Payment Date".............       4.15
              "Covenant Defeasance"........................       8.03
              "Designated Senior Debt".....................      10.02
              "DTC"                                               2.03
              "Equity Offering"............................       3.07
              "Event of Default"...........................       6.01
              "Excess Proceeds"............................       4.10
              "incur"......................................       4.09

              "Legal Defeasance"...........................       8.02
              "Notice of Default"..........................       6.01
              "Offer Amount"...............................       3.09
              "Offer Period"...............................       3.09
              "Paying Agent"...............................       2.03
              "Payment Blockage Notice"....................      10.04
              "Payment Default"............................       6.01
              "Permitted Debt".............................       4.09
              "Permitted Junior Securities"................      10.02
              "Purchase Date"..............................       3.09
              "Registrar"..................................       2.03
              "Representative".............................      10.02
              "Restricted Payments"........................       4.07
              "Senior Debt"................................      10.02


         SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         SECTION 1.04. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the
meaning assigned to it in accordance with GAAP;

                           (3) "or" is not exclusive;

                           (4) words in the singular include the plural, and in
the plural include the singular;

                           (5) provisions apply to successive events and
transactions; and

                           (6) references to sections of or rules under the
Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

         SECTION 2.01. FORM AND DATING.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and any integral multiple thereof; PROVIDED, HOWEVER, that Notes may be issued in denominations of less than $1,000 upon the exchange of the applicable Exchangeable Preferred Stock for the Notes such that each holder of Exchangeable Preferred Stock shall receive Notes in a principal amount equal to the aggregate liquidation preference of the Exchangeable Preferred Stock held by such holder on the Notes Issue Date, plus accumulated but unpaid dividends thereon to the Notes Issue Date; and PROVIDED, FURTHER, HOWEVER, that any Notes issued in lieu of cash payments of interest may be issued in denominations of less than $1,000.

                  (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

         SECTION 2.02. EXECUTION AND AUTHENTICATION.

                  Two Officers shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue in an aggregate principal amount equal to the aggregate liquidation preference of Exchangeable Preferred Stock exchanged for the Notes on the Notes Issue Date, plus accumulated but unpaid dividends on the Exchangeable Preferred Stock to the Notes Issue Date, plus any additional Notes issued from time to time in lieu of cash interest payments on the Notes, except as provided in
Section 2.07 hereof. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture shall not exceed two hundred eighty million dollars ($280,000,000). Notwithstanding anything in this Indenture to the contrary or the execution and delivery of this Indenture on the date hereof, the terms and provisions of this Indenture shall not be effective until the consummation of an exchange pursuant to the Certificate of Designations relating to the applicable Exchangeable Preferred Stock, except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  Notwithstanding the foregoing, the Trustee shall not authenticate Notes for issuance upon exchange of the Exchangeable Preferred Stock unless the Company shall have delivered to the Trustee the Opinion of Counsel required by Section 8(a) of the applicable Certificate of Designations.

         SECTION 2.03. REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange.

The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         SECTION 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least fifteen days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss.312(a).

         SECTION 2.06. TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Notes.

                           A Global Note may not be transferred as a whole
except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within one hundred twenty (120) days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

                           The transfer and exchange of beneficial interests in
the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with the following subparagraphs:

                           (i) Transfer of Beneficial Interests in the Same
Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial
Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                           (iii) Transfer of Beneficial Interests to Another
Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (A) if the transferee will take delivery in
the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C-1 hereto, including the certifications in item (1) thereof;

                                    (B) if the transferee will take delivery in
the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C-1 hereof, including the certifications in item (2) thereof; and

                                    (C) if the transferee will take delivery in
the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C-1 hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (iv) Transfer and Exchange of Beneficial Interests in
a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                                    (A) if the holder of such beneficial
interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C-2 hereto, including the certifications in item (1) (a) thereof; or

                                    (B) if the holder of such beneficial
interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C-1 hereto, including the certification in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (i) Beneficial Interests in Restricted Global Notes
to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the holder of such beneficial
interest in a Restricted global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C-2 hereto, including the certifications in item (2) (a) thereof;

                                    (B) if such beneficial interest is being
transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (1) thereof;

                                    (C) if such beneficial interest is being
transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (2) thereof;

                                    (D) if such beneficial interest is being
transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (3) (a) thereof;

                                    (E) if such beneficial interest is being
transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F) if such beneficial interest is being
transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (3)
(b) thereof; or

                                    (G) if such beneficial interest is being
transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (3) (c) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the

Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in Restricted Global Notes
to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                                    (A) if the holder of such beneficial
interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C-2 hereto, including the certifications in item (1) (b) thereof; or

                                    (B) if the holder of such beneficial
interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C-1 hereto, including the certifications in item
(4) thereof;

and, in each such case set forth in this subparagraph (ii), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Beneficial Interests in Unrestricted Global
Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06 (h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06 (c) (iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06 (c) (iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                           (i) Restricted Definitive Notes to Beneficial
Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                                    (A) if the Holder of such Restricted
Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C-2 hereto, including the certifications in item (2)(b) thereof;

                                    (B) if such Restricted Definitive Note is
being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (1) thereof;

                                    (C) if such Restricted Definitive Note is
being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (2) thereof;

                                    (D) if such Restricted Definitive Note is
being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (3) (a) thereof;

                                    (E) if such Restricted Definitive Note is
being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                                    (F) if such Restricted Definitive Note is
being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item
(3) (b) thereof; or

                                    (G) if such Restricted Definitive Note is
being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C-1 hereto, including the certifications in item (3) (c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                           (ii) Restricted Definitive Notes to Beneficial
Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                                    (A) if the Holder of such Definitive Notes
proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-2 hereto, including the certifications in item (1) (c) thereof; or

                                    (B) if the Holder of such Definitive Notes
proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial
Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                           (i) Restricted Definitive Notes to Restricted
Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                                    (A) if the transfer will be made pursuant to
Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C-1 hereto, including the certifications in item (1) thereof;

                                    (B) if the transfer will be made pursuant to
Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C-1 hereto, including the certifications in item (2) thereof; and

                                    (C) if the transfer will be made pursuant to
any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C-1 hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted
Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                                    (A) if the Holder of such Restricted
Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-2 hereto, including the certifications in item (1) (d) thereof; or

                                    (B) if the Holder of such Restricted
Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Unrestricted Definitive Notes to Unrestricted
Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Initial Issuances of Notes. Upon the exchange of the Series A Preferred Stock for Notes in accordance with the terms set forth in the Certificate of Designations for the Series A Preferred Stock, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Restricted Global Notes or

Regulation S Global Notes, as applicable, and (ii) Restricted Definitive Notes. Upon the exchange of the Series B Preferred Stock for Notes in accordance with the terms set forth in the Certificate of Designations for the Series B Preferred Stock, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes and (ii) Unrestricted Definitive Notes.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                           (i) Private Placement Legend.

                                    (A) Except as permitted by subparagraph (B)
below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURIRIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR
(6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST THEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

                                    (B) Notwithstanding the foregoing, any
Global Note or Definitive Note issued pursuant to subparagraphs (b) (iv), (c)
(ii), (c) (iii), (d) (ii), (d) (iii), (e) (ii) of (e) (iii) or the second sentence of subparagraph (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                           (ii) Global Note Legend. Each Global Note shall bear
a legend in substantially the following form:

                  "Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the Company (as defined below) or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and
exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                           (ii) No service charge shall be made to a holder of a
beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                           (iii) The Registrar shall not be required to register
the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued
upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v) The Company shall not be required (A) to issue,
to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes selected for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                           (vi) Prior to due presentment for the registration of
a transfer or any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee shall authenticate Global Notes and
Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                           (viii) All certifications, certificates and Opinions
of Counsel required to be submitted to the Registrar pursuant to this Section
2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile, to be followed by originals. The Trustee is authorized to rely conclusively and to act upon receipt of facsimile certifications, certificates, and Opinions of Counsel delivered pursuant to this Section 2.06.

         SECTION 2.07. REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If a Note is destroyed, lost or stolen, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.08. OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.09. TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any Notes owned by the Company, any Guarantor, or, to the extent known by the Company, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor.

         SECTION 2.10. TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.

                  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11. CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures subject to any requirements imposed by law. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.12. DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.13. CUSIP NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

         SECTION 3.01. NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least forty five (45) days but not more than sixty (60) days before a redemption date, an Officers' Certificate setting forth (i) the clause of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price, and (v) the CUSIP numbers of the Notes to be redeemed.

                  If the Company is required to make an offer to purchase Notes pursuant to the provisions of Section 3.09 or 4.15 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date,
(iii) the principal amount of Notes to be purchased, (iv) the purchase price and
(v) a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and the conditions set forth in Sections 3.09 and
4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied, as applicable.

         SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than sixty (60) days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         SECTION 3.03. NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                           At the Company's request, the Trustee shall give the
notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least forty five (45) days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

                  One (1) Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

         SECTION 3.06. NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         SECTION 3.07. OPTIONAL REDEMPTION.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to October 15, 2008. On or after October 15, 2008, the Company shall have the option to redeem the Notes, in whole or, from time to time in part, upon not less than thirty (30) nor more than sixty (60) days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                    YEAR                                 PERCENTAGE
                    2008................................  105.375%
                    2009................................  103.583%
                    2010................................  101.792%
                    2011 and thereafter.................  100.000%


                  (b) In addition to the foregoing, prior to October 15, 2006, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of Notes (whether issued in exchange for the Exchangeable Preferred Stock or issued in lieu of cash interest payments) at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of an Equity Offering; PROVIDED that (i) at least $45.0 million of the aggregate principal amount of the Notes (whether issued in exchange for the Exchangeable Preferred Stock or issued in lieu of cash interest payments) remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) each such redemption shall occur within ninety (90) days after the date of the closing of any such Equity Offering.

                  (c) Notwithstanding the foregoing, no optional redemption may be authorized or made by the Company at a redemption price less than 101% of the principal amount of the Notes at any time that the Company is making an offer to purchase Notes under a Change of Control Offer in accordance with Section 4.15 hereof.

                  (d) For the purposes of this Section 3.07, "Equity Offering" means (i) any public or private sale of the common stock of the Company pursuant to which the Company receives net proceeds of at least $15.0 million other than issuances of common stock of the Company pursuant to employee benefits plans or as compensation to employees or (ii) the issuance of shares of the Company's Class A common stock, par value $.0001 per share, upon exercise of the warrants granted to International Church of the FourSquare Gospel pursuant to which the Company receives net proceeds of at least $5.0 million.

                  (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

         SECTION 3.08. MANDATORY REDEMPTION.

                  The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of twenty
(20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                           On or before the Purchase Date, the Company shall, to
the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

                           Other than as specifically provided in this Section
3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01. PAYMENT OF NOTES.

                  The Company or a Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, then due.

                  The Company or a Guarantor shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

         SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.03.

         SECTION 4.03. REPORTS.

                  Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ss.314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from the information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.04. COMPLIANCE CERTIFICATE.

                  (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.05. TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

                  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         SECTION 4.07. RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or any Wholly Owned Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company or Permitted Investments); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Notes or any guarantee of the Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof, and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Notes Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) an amount equal to the Consolidated Cash Flow of the Company for the period (taken as one accounting period) from June 8, 2001 to the end of the Company's most recently ended full fiscal quarter for which financial statements have been filed with the SEC (the "Basket Period") less the product of 1.4 times the Consolidated Interest Expense of the Company for the Basket Period), plus (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since June 8, 2001 of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the Notes Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

                  The foregoing provisions will not prohibit (i) the payment of any dividend within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of Company or subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; and, PROVIDED FURTHER, that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (iii) the defeasance, redemption, repurchase or other acquisition of any Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; PROVIDED that no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of Equity Interests on a PRO RATA basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; PROVIDED that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million (excluding for purposes of calculating such amounts during any period, loans incurred to finance the purchase of such Equity Interests that are repaid contemporaneously) in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) repurchases of stock deemed to have occurred by virtue of the exercise of stock options; and (vii) other Restricted Payments in an aggregate amount not to exceed $5.0 million in any twelve-month period so long as no Default or Event of Default shall have occurred and be continuing.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered in writing to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculation required by this Section 4.07 were computed.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a PRO FORMA basis as if such designation had occurred at the beginning of the four-quarter reference period and (ii) no Default or Event of Default would be in existence immediately following such designation.

        SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                      SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date hereof, (ii) the Senior Credit Facilities and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings and other agreements are, taken as a whole, no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities, (iii) this Indenture as in effect on the Note Issue Date, the Notes and the Subsidiary Guarantees, (iv) applicable law, (v) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (vi) by reason of customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (vii) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (viii) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (ix) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of
Section 4.12 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness, (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business, (xi) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and (xii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition.

        SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED
                      STOCK.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that, so long as no Default or Event of Default has occurred and is continuing, the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Guarantors may issue shares of preferred stock if, in each case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or preferred stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the

Company for which internal financial statements are available, would have been no greater than 7.0 to 1.0.

                  So long as no Default shall have occurred and be continuing or should be caused thereby, the provisions of the first paragraph of this Section
4.09 will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

                           (i) the incurrence by the Company (and the guarantee
thereof by any Restricted Subsidiary) of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $175.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Restricted Subsidiaries thereunder), less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under a Credit Facility that have been made since the Notes Issue Date (other than from the proceeds of any other Credit Facility) and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (i) of the third paragraph of Section 4.10 hereof;

                           (ii) the incurrence by the Company and the guarantee
thereof by the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees;

                           (iii) the incurrence by the Company and its
Restricted Subsidiaries of the Existing Indebtedness;

                           (iv) the incurrence by the Company or its Restricted
Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate amount not to exceed $5.0 million at any time outstanding;

                           (v) the incurrence by the Company or any of its
Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred by the first paragraph of this Section 4.09, or by clauses (ii), (iii), (iv), (v), (vii), (viii), (ix), (x), (xi), (xii) or (xiii) of this paragraph;

                           (vi) the incurrence of Indebtedness between or among
the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Obligations with respect to the Notes and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                           (vii) the incurrence by the Company or any of its
Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

                           (viii) the guarantee by the Company or any of the
Guarantors (or, in the case of a Credit Facility, any Restricted Subsidiary) of Indebtedness that was permitted to be incurred by another provision of this
Section 4.09;

                           (ix) the accrual of interest, the accretion or
amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

                           (x) the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness consisting of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

                           (xi) the incurrence by the Company or any of its
Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, asset or Subsidiary of the Company; PROVIDED that the maximum assumable Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with the disposition of any business, asset or Subsidiary of the Company;

                           (xii) the incurrence by the Company of Indebtedness
in respect of Notes issued as payment in kind interest on the Notes, to the extent such interest payments are made pursuant to the terms of this Indenture and the Notes; and

                           (xiii) the incurrence by the Company or any of its
Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (v) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (xiii), not to exceed $10.0 million.

                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify and reclassify such item of Indebtedness in whole or in part in any manner that complies with this
Section 4.09 and such item of Indebtedness will be treated as having been incurred pursuant to such clauses or pursuant to the first paragraph hereof.

        SECTION 4.10. ASSET SALES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of the Company or such Subsidiary) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability, and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within ninety (90) days following the closing of such Asset Sale, shall be considered cash for purposes of this clause (ii).

                  Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business and/or cash or Cash Equivalents; PROVIDED that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next succeeding paragraph.

                  Within three hundred sixty five (365) days of the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay or redeem Senior Debt under a Credit Facility (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), (ii) to the acquisition of a controlling interest in a Permitted Business, or (iii) to the making of a capital expenditure or the acquisition of other long-term assets used or useful in a Permitted Business. Notwithstanding the foregoing, the Company shall have an additional sixty (60) days to complete a redemption or repurchase of its existing Senior Subordinated Notes with the Net Proceeds from an Asset Sale; PROVIDED that the Company commences an offer to redeem or repurchase such Senior Subordinated Notes within three hundred sixty five (365) days of the receipt of any Net Proceeds from an Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes and all holders of other PARI PASSU Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such other PARI PASSU Indebtedness with the

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proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture and in such other PARI PASSU Indebtedness. To the extent that the aggregate amount of Notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; PROVIDED that (1) any transaction approved by the Board of Directors of the Company, with an officer or director of the Company or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business; (2) transactions between or among the Company and/or its Restricted Subsidiaries;
(3) payment of reasonable directors fees to the Board of Directors of the Company and of its Restricted Subsidiaries; (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined in good faith by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent the same are reasonable and customary; (5) any Restricted Payment that is permitted by Section 4.07; and (6) agreements in effect on the Notes Issue Date and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Notes Issue Date, in each case, shall not be deemed to be Affiliate Transactions.

        SECTION 4.12. LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

        SECTION 4.13. ASSET SWAPS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) the Company would, after giving PRO FORMA effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio in Section 4.09; (iii) the respective fair market values of the assets being purchased and sold by the Company or any of its Restricted Subsidiaries (as determined in good faith by the management of the Company or, if such Asset Swap includes consideration in excess of $1.0 million by the Board of Directors of the Company, as evidenced by a resolution of the Board of Directors) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by the Company and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by the Company or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

        SECTION 4.14. CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple


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

thereof) of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, the Company will mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company will comply with the requirements of
Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

                  The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

                  (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        SECTION 4.16. LIMITATION ON OTHER SUBORDINATED DEBT.

                  Notwithstanding the provisions of Section 4.09 hereof, (i) the Company shall not directly or indirectly incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes and (ii) no Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to any Guarantees of Senior Debt and senior in any respect in right of payment to the Subsidiary Guarantees.

        SECTION 4.17. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company and the Guarantors may enter into a sale and leaseback transaction if (i) the Company or such Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof and (b) incurred a Lien to secure such Attributable Debt pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors in good faith) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with Section 4.10 hereof.

        SECTION 4.18. PAYMENTS FOR CONSENT.

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        SECTION 4.19. ADDITIONAL SUBSIDIARY GUARANTEES.

                  If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the date of this Indenture (other than a Non-Guarantor Subsidiary), or any Unrestricted Subsidiary (other than a Non-Guarantor Subsidiary) shall become a Restricted Subsidiary of the Company, then such Subsidiary shall become a Guarantor by executing a supplemental indenture in a form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture and deliver an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms (subject to customary exceptions).

                                   ARTICLE V

                                   SUCCESSORS

        SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes by a supplemental indenture in form reasonably satisfactory to the Trustee all the obligations of the Company under the Notes and the Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of


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

the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, both immediately prior to and immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09 hereof.

        SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor entity or Person had been named as the Company herein; PROVIDED, HOWEVER, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

        SECTION 6.01. EVENTS OF DEFAULT.

                  An "Event of Default" occurs if:

                  (a) the Company defaults for thirty (30) days in the payment when due of interest on, the Notes, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (b) the Company defaults in payment when due of the principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 hereof;

                  (c) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.15 or 5.01 hereof;

                  (d) the Company or any Restricted Subsidiary fails for thirty
(30) days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of
Section 3.09, 4.07, 4.09 or 4.10 hereof (such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default");

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

                  (e) the Company or any Restricted Subsidiary fails for sixty
(60) days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes (such notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default");

                  (f) the Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date hereof, which default (a) is caused by a failure to pay (a "Payment Default") principal of or premium, if any, or interest on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (g) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of sixty (60) days;

                  (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (i) the Company or any of the Company's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of
it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of
its creditors, or

                           (v) generally is not paying its debts as they become
due;

                  (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a

Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for sixty (60) consecutive days.

        SECTION 6.02. ACCELERATION.

                  If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will automatically become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                  If an Event of Default occurs on or after October 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

                  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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

        SECTION 6.03. OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        SECTION 6.04. WAIVER OF PAST DEFAULTS.

                  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        SECTION 6.05. CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

        SECTION 6.06. LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

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

                  (d) the Trustee does not comply with the request within sixty
(60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        SECTION 6.07. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that after giving effect to Article 10 the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize


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

the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10. PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        SECTION 6.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

        SECTION 6.12. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                      AND STOCKHOLDERS.

                  No director, officer, employee or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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

                                  ARTICLE VII

                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                           (i) the duties of the Trustee shall be determined
solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability as a result of its own gross negligence, or willful misconduct, except that:

                           (i) this paragraph does not limit the effect of
paragraph (b)(i) of this Section;

                           (ii) the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        SECTION 7.02. RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its reasonable discretion and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor issuing such demand, request, direction or notice.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such reasonable further inquiry or investigation into such facts or matters as it may determine, and, if the Trustee makes such inquiry or investigation, it shall be entitled on reasonable prior notice to examine during customary business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

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

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and reliance thereon.

                  (k) The Trustee may request that the Company deliver an officers' certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which officers' certificate may be signed by any person authorized to sign an officers' certificate, including any person specified as so authorized in any such certificate previously delivered and not superceded.

        SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and
7.11 hereof.

        SECTION 7.04. TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        SECTION 7.05. NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

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

        SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within sixty (60) days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss.313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

        SECTION 7.07. COMPENSATION AND INDEMNITY.

                  The Company and the Guarantors shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed in writing with the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall indemnify each of the Trustee and any predecessor of the Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company and the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity.

                  The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. Compensation, reimbursement and indemnification of the Trustee under this Section 7.07 are not subordinated to Senior Debt of the Company.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses


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

and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

        SECTION 7.08. REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one (1) year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six (6) months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant


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

to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

        SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss.310(a)(1), (2) and (5). The Trustee is subject to TIA ss.310(b).

        SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated therein.

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

        SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and to have each Guarantor's obligation discharged with respect to its Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the

Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and premium and interest, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under
Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

        SECTION 8.03. COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01 and
11.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(d) through 6.01(f) hereof shall not constitute Events of Default.

        SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must


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

specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the ninety first (91st) day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that (A) on the ninety first (91st) day following the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and (B) the trust funds will not be subject to the rights of holders of Indebtedness other than the Notes;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD
                       IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Any deposit made pursuant to this Article VIII shall be subject to the provisions of Article X only if payment in respect of the Notes is prohibited under Article X on the date such deposit is made.

        SECTION 8.06. REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such


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notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        SECTION 8.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

        SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture, the Company, a Guarantor (with respect to a Subsidiary Guarantee or this Indenture to which it is a party) and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantee or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and


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the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        SECTION 9.02. WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

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                  (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and
4.15 hereof;

                  (c) reduce the rate of or change the time for payment of interest on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium or interest on the Notes;

                  (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described in Sections 3.09, 4.10 and 4.15).

                  (h) release any Guarantor from its Subsidiary Guarantee; or

                  (i) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

                  In addition, any amendment to the provisions of Article 10 of this Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

        SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

        SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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        SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) such amended or supplemental indenture complies with this Indenture and, (iii) in the event that such amendment or supplemental indenture is being executed pursuant to Section 5.01 or 11.01 hereof, the surviving Person assumes the Obligations of this Indenture and the Notes.

                                   ARTICLE X

                                  SUBORDINATION

        SECTION 10.01. AGREEMENT TO SUBORDINATE.

                  The Company and the Guarantors agree, and each Holder by accepting a Note and Subsidiary Guarantee agrees, that the principal of and interest and premium (if any) on the Notes and all Subsidiary Guarantees in respect thereof are subordinated in right of payment, to the extent and in the manner provided in this Article 10 and Section 11.03, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt, each of whom shall be entitled to enforce this Article 10 and Section 11.02 as a third party beneficiary hereof. Notwithstanding anything to the contrary contained herein, the Indebtedness of the Company evidenced by the Notes ranks subordinated (and junior in right of payment) to Indebtedness of the Company evidenced by the Senior Subordinated Notes.

        SECTION 10.02. CERTAIN DEFINITIONS.

                  "Designated Senior Debt" means any Indebtedness outstanding under the Senior Credit Facilities until the Senior Credit Facilities have been paid in full in cash and discharged, and thereafter means any Credit Facility or


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any other Senior Debt in excess of $25 million designated by the Company as
"Designated Senior Debt" for the purposes of this Article 10.

                  "Permitted Junior Securities" means Equity Interests in the Company or debt securities of the Company or the relevant Guarantor that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) or Guarantor Senior Debt (and any debt securities issued in exchange for Guarantor Senior Debt), as applicable, to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to this Indenture.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any holder or holders of Senior Debt.

                  "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) all Indebtedness of the Company that is senior to the Notes (including the Senior Subordinated Notes), (iii) any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Subsidiary Guarantees and (iv) all Obligations of the Company or any Guarantor with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness of the Company or any Guarantor to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture; PROVIDED that Indebtedness under Credit Facilities will not cease to be Senior Debt if incurred based upon a written certificate from a purported officer of the Company to the effect that such Indebtedness was permitted by this Indenture to be incurred.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise. Any payment pursuant to an Asset Sale Offer or Change of Control Offer shall constitute a distribution subject to this
Article 10. The making of any deposit pursuant to Article 8 shall constitute a distribution subject to this Article 10 to the extent provided in Article 8.

        SECTION 10.03. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

                  Upon any payment or distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of the Company's or any Guarantor's assets and liabilities:

                  (1) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate and on the terms specified in the applicable Senior Debt whether or not the claim for such interest is allowable or enforceable in such proceeding) before Holders of the Notes shall be entitled to receive any payment or distribution with respect to the Notes (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from


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any defeasance trust created pursuant to Section 8.01 hereof, if payment of the
Notes was permitted on the date the defeasance deposit was made); and

                  (2) until all Obligations with respect to Senior Debt (including interest after the commencement of any such proceeding at the rate and on the terms specified in the applicable Senior Debt whether or not the claim for such interest is allowable or enforceable in such proceeding) are paid in full in cash or Cash Equivalents, any payment or distribution to which the Holders of Notes would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof, if payment of the Notes was permitted on the date the defeasance deposit was made), as their interests may appear.

        SECTION 10.04. DEFAULT ON DESIGNATED SENIOR DEBT.

                  The Company may not make (and the Guarantors may not make) any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or Cash Equivalents if:

                           (i) a default in the payment of any principal or
other Obligations with respect to any Credit Facility occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Credit Facility; or

                           (ii) a default, other than a payment default, on
Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least three hundred sixty (360) days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived. Notwithstanding the foregoing, if a Payment Blockage Notice is given by a holder of Designated Senior Debt other than a Credit Facility during the 360-day period, a representative of a Credit Facility may give another Payment Blockage Notice during the 360-day period; PROVIDED, HOWEVER, that the total number of days during which any period of payment blockage is in effect does not exceed one hundred seventy nine (179) days during any 360-day period.

                  The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon:

                  (1) in the case of a payment default, the date upon which the default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, or

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                  (2) in the case of a default referred to in Section 10.04(ii)
hereof, the earlier of (A) the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full and (B) one hundred seventy nine (179) days after the Payment Blockage Notice is received if the maturity of such Designated Senior Debt has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

        SECTION 10.05. ACCELERATION OF SECURITIES.

                  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

        SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

                  In the event that the Trustee receives any payment or distribution in respect of any Obligations with respect to the Notes at a time when a Responsible Officer of the Trustee has actual knowledge that such payment or distribution is prohibited by Section 10.03 or 10.04 hereof or in the event any Holder receives any payment of any Obligations with respect to the Notes at a time when such payment is prohibited by Section 10.03 or 10.04 hereof, such payment or distribution shall be held by the Trustee or such Holder in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid (including interest after the commencement of any such proceeding at the rate and on the terms specified in the applicable Senior Debt whether or not the claim for such interest is allowable or enforceable in such proceeding) to the extent necessary to pay such Obligations in full in cash or Cash Equivalents in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

        SECTION 10.07. NOTICE BY COMPANY.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt or the rights of holders of Senior Debt as provided in this Article 10.

        SECTION 10.08. SUBROGATION.

                  After all Senior Debt is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt, except that no right of subrogation shall apply to the extent any distribution is


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

applied to pay any claim for interest that is not allowed or enforceable in any proceeding referred to in Section 10.03. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

        SECTION 10.09. RELATIVE RIGHTS.

                  This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

                  If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

        SECTION 10.10. SUBORDINATION NOT PREJUDICED.

                  No right of any holder of any Senior Debt to enforce subordination as provided in this Article 10 shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of the Company or any of its Subsidiaries or by any act or failure to act on the part of any holder of Senior Debt or by any breach or default by the Company or any of its Subsidiaries in the performance or observance of any promise, covenant or obligation enforceable by any Holder of the Notes, regardless of any knowledge thereof that any holder of Senior Debt may have or otherwise be charged with. Without limiting the foregoing, each holder of any Senior Debt may at any time and from time to time, without the consent of or notice of any Holder of the Notes, without incurring any responsibility or liability to any Holder of the Notes and without in any manner prejudicing, affecting or impairing the obligations of any Holder of the Notes under this Article 10:

                  (1) change the manner, place or terms of payment or extend the time of payment of, or increase (subject to Section 4.09), renew or alter, compromise, accelerate, extend or refinance, any Senior Debt or any agreement, guaranty, lien or obligation of the Company or any of its Subsidiaries or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Debt or any such agreement, guaranty, lien or obligation;

                  (2) take or fail to take any collateral security for any Senior Debt or take or fail to take any action which may be necessary or appropriate to ensure that any security interest or lien upon any property securing any Senior Debt is duly enforceable or perfected or entitled to priority as against any other lien or to ensure that any proceeds of any


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property subject to any security interest or lien are applied to the payment of any Senior Debt;

                  (3) release, discharge or permit the lapse of any or all security interests or liens upon any property at any time securing any Senior Debt; or

                  (4) exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any of its Subsidiaries or any collateral security or any other Person or property in respect of any Senior Debt or any security interest or lien securing any Senior Debt or any right under this Indenture, and apply any payment or proceeds of collateral in any order of application.

                  No exercise of, delay in exercising or failure to exercise any right arising under this Article 10, no act or omission of any holder of Senior Debt in respect of the Company or any of its Subsidiaries or any other Person or any collateral security for any Senior Debt or any right arising under this
Article 10, no change, impairment, or suspension of any right or remedy of any holder of any Senior Debt, no other act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of the obligations of the Holders of the Notes under this
Article 10 shall in any way affect, decrease, diminish or impair any of the obligations of the Holders of the Notes under this Article 10 or give any Holder of the Notes any recourse or defense against any holder of the Senior Debt in respect of any right arising under this Article 10.

        SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

        SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

                  Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Company, unless the Trustee shall have received at its Corporate Trust Office not later than the fifth (5th) Business Day immediately preceding the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative (or, if there is no Representative for any holder of Senior Debt, such holder) may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

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                  The Trustee in its individual or any other capacity may hold
Senior Debt with the same rights, and subject to the same obligations, it would have if it were not Trustee. Any Agent may do the same with like rights and obligations.

        SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

                  Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least thirty (30) days before the expiration of the time to file such claim, each Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

        SECTION 10.14. REINSTATEMENT.

                  The provisions of this Article 10 shall continue to be effective or reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Representative or any other holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.

        SECTION 10.15. AMENDMENTS.

                  The provisions of this Article 10 and Section 11.02 and related definitions of terms used therein shall not be amended or modified without the written consent of the holders of all Senior Debt at the time outstanding.

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEES

        SECTION 11.01. GUARANTEE.

                  Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or


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otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

        SECTION 11.02. SUBORDINATION OF SUBSIDIARY GUARANTEE.

                  The Obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article 10 hereof.

        SECTION 11.03. LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Subsidiary Guarantee and this
Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

        SECTION 11.04. EXECUTION AND DELIVERY OF NOTE GUARANTEE.

                  To evidence its Subsidiary Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit B shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

                  Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Subsidiary a notation of such Subsidiary Guarantee.

                  If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

                  In the event that the Company creates or acquires any new domestic Restricted Subsidiaries subsequent to the date of this Indenture, if required by Section 4.20 hereof, the Company shall cause such domestic Restricted Subsidiaries to execute supplemental indentures to this Indenture in the form contemplated by Section 4.20 and Subsidiary Guarantees in the form included in Exhibit B in accordance with Section 4.20 hereof and this Article 11, to the extent applicable.

        SECTION 11.05. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                  (a) subject to the provisions of Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (c) the Company would be permitted by virtue of the Company's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in Section 4.09 hereof.

                  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        SECTION 11.06. RELEASES FOLLOWING SALE OF ASSETS.

                  If any Guarantor at any time ceases to be a Subsidiary of the Company by reason of any Asset Sale, merger or consolidation or otherwise, or in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, then such Guarantor (in the event of any Asset Sale or other disposition, by way of merger, consolidation or otherwise, of capital stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations (if any) under the Guarantor's Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof (to the extent application to such sale or disposition at the time of consummation thereof), the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE XII

                                  MISCELLANEOUS

        SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by a provision of the TIA or another provision that would be required or deemed under the TIA to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the later provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        SECTION 12.02. NOTICES.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company and/or any Guarantor:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive
                  Coconut Grove, Florida 33133
                  Telecopier No.:  (305) 446-5148
                  Attention:  Joseph A. Garcia

                  With a copy to:

                  Kaye Scholer LLP
                  425 Park Avenue
                  New York, New York  10022
                  Telecopier No.:  (212) 836-7152
                  Attention:  William E. Wallace, Esq.

                  If to the Trustee:

                  Wachovia Bank, National Association
                  200 South Biscayne Boulevard, 14th Floor
                  Miami, Florida 33131
                  Telecopier No.:  (305) 789-4678/4679
                  Attention:  Corporate Trust Department

                  The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss.313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        SECTION 12.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS
                       OF NOTES.

                  Holders may communicate pursuant to TIA ss.312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss.312(c).

        SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; PROVIDED, HOWEVER, that the provisions of Section 12.04(b) shall not apply to the initial issuance of securities under this Indenture.

        SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.314(a)(4)) shall comply with the provisions of TIA ss.314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        SECTION 12.06. RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        SECTION 12.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                       EMPLOYEES AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

                  The waiver and release are part of the consideration for issuance of the Notes.

        SECTION 12.08. GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        SECTION 12.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 12.10. SUCCESSORS.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 12.11. SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 12.12. COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES




Dated as of ____________


                        SPANISH BROADCASTING SYSTEM, INC.


                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        [SPANISH BROADCASTING SYSTEM NETWORK, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SBS PROMOTIONS, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SBS FUNDING, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [ALARCON HOLDINGS, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:



                          Indenture signature page - 1

                        [SBS OF GREATER NEW YORK, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF GREATER MIAMI, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC. (DELAWARE)]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        [SPANISH BROADCASTING SYSTEM, INC. (NEW JERSEY)]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF ILLINOIS, INC.]

                        By:
                               -------------------------------------------------
                               Name:
                               Title:



                          Indenture signature page - 2

                        [SPANISH BROADCASTING SYSTEM OF SAN ANTONIO, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:


                        [SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC. (PUERTO RICO)]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        [SPANISH BROADCASTING SYSTEM FINANCE CORPORATION]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        [SPANISH BROADCASTING SYSTEM SOUTHWEST, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        [SPANISH BROADCASTING SYSTEM - SAN FRANCISCO, INC.]

                        By:
                               ------------------------------------------------
                               Name:
                               Title:

                        WACHOVIA BANK, NATIONAL ASSOCIATION


                        By:
                               ------------------------------------------------
                               Name:
                               Title:



                          Indenture signature page - 3

                                    EXHIBIT A

                   FORM OF 10 3/4% SUBORDINATED EXCHANGE NOTES

                                 (Face of Note)

                                                            CUSIP/CINS _________

                  10 3/4% Subordinated Exchange Notes due 2013

No.________                                                          $__________

                        SPANISH BROADCASTING SYSTEM, INC.

promises to pay to _________________________________________ registered assigns, the principal sum of _______________ Dollars on October 15, 2013.

Interest Payment Dates: October 15, and April 15.

Record Dates: October 1 and April 1.

                                            DATED:
                                            SPANISH BROADCASTING SYSTEM, INC.


                                            BY:
                                                     --------------------------
                                            Name:
                                            Title:

                                            BY:
                                                     --------------------------
                                            Name:
                                            Title:

This is one of the Notes                                        [SEAL]
referred to in the
within-mentioned Indenture:

Wachovia Bank, National Association
as Trustee
By:
     ---------------------------------
      Authorized Signatory

Date of Authentication:
                       ---------------

                             (Reverse face of Note)

                  10 3/4% Subordinated Exchange Notes due 2013

          [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE
                            TERMS OF THE INDENTURE]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10 3/4% PER ANNUM from ____________ until maturity. The Company will pay interest semi-annually on October 15 and April 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be payable in cash, except that on each Interest Payment Date occurring on or prior to October 15, 2008, interest may be paid, at the Company's option, by issuance of additional Notes having an aggregate principal amount equal to the amount of such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be [_____________]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the October 1 or April 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent on or prior to the record date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, Wachovia Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of __________________ ("Indenture") among the Company, the Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture is unlimited.

                  5. OPTIONAL REDEMPTION.

                  (a) Except as set forth in clause (b) of this Section 5, the Company shall not have the option to redeem the Notes pursuant to this Section 5 prior to October 15, 2008. Thereafter, the Company shall have the option to redeem the Notes, in whole or, from time to time in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                    YEAR                                   PERCENTAGE
                    2008.................................  105.375%
                    2009.................................  103.583%
                    2010.................................  101.792%
                    2011 and thereafter..................  100.000%


                  (b) In addition to the foregoing, prior to October 15, 2006, the Company may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of Notes (whether issued in exchange for Exchangeable Preferred Stock or issued in lieu of cash interest payments) at a redemption price of 110.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of an Equity Offering; PROVIDED that (i) at least $45.0 million of the aggregate principal amount of the Notes (whether issued in exchange for the Exchangeable Preferred Stock or issued in lieu of cash interest payments) remain outstanding immediately after the occurrence of each such redemption (excluding Notes held by the Company and its Subsidiaries) and (ii) each such redemption shall occur within 90 days after the date of the closing of any such Equity Offering.

                  (c) Notwithstanding the foregoing, no optional redemption may be authorized or made by the Company at a redemption price less than 101% of the principal amount of the Notes at any time that the Company is making an offer to purchase Notes under a Change of Control Offer in accordance with Section 4.15 of the Indenture.

                  6. MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company shall be obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice.

                  (b) If the Company or a Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall be required to make an offer to all Holders of Notes and all holders of other PARI PASSU Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other PARI PASSU Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other PARI PASSU Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and in such other PARI PASSU Indebtedness. To the extent that the aggregate amount of Notes and such other PARI PASSU Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other PARI PASSU Indebtedness surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other PARI PASSU Indebtedness to be purchased on a PRO RATA basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000; PROVIDED, HOWEVER, that Notes may be issued in denominations of less than $1,000 upon the exchange of the Exchangeable Preferred Stock for the Notes such that each holder of Exchangeable Preferred Stock shall receive Notes in a principal amount equal to the aggregate liquidation preference of the Exchangeable Preferred Stock held by such holder on the Notes Issue Date; and PROVIDED, FURTHER, HOWEVER, that any Notes issued in lieu of cash payments of interest may be issued in denominations of less than $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder of Notes, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (a) the Company defaults for 30 days in the payment when due of interest on the Notes, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (b) the Company defaults in payment when due of the principal of or premium, if any, on the Notes, whether or not such payment is prohibited by the provisions of Article 10 of the Indenture; (c) the Company or any Restricted Subsidiary fails to comply with any of the provisions of Section 4.15 or 5.01 of the Indenture; (d) the Company or any Restricted Subsidiary fails for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with the provisions of Section 3.09, 4.07, 4.09 or 4.10 of the Indenture; (e) the Company or any Restricted Subsidiary fails for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (f) the Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (i) is caused by a failure to pay (a "Payment Default") principal, or interest on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default) or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (g) the Company or any of its Significant Subsidiaries fails to pay final judgments aggregating in excess of $5.0 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (h) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; (i) certain events of bankruptcy or insolvency with respect to the Company or any of the Company's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Restricted Subsidiary of the Company that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs on or after October 15, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the redemption provisions contained in the Notes, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in the Indenture or in the Notes to the contrary notwithstanding. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  18. SUBORDINATION. Principal of and interest and premium (if any) on this Note and all Subsidiary Guarantees in respect hereof are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (each as defined in the Indenture).

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  Spanish Broadcasting System, Inc.
                  2601 South Bayshore Drive
                  Coconut Grove, Florida 33133
                  Attention:  Joseph A. Garcia

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint___________________________________________  to transfer this Note on the books of the Company. The agent may substitute another to act for him.





Date: ____________              Your Signature:
                                                 -------------------------------

                               (Sign exactly as your name appears on the face of this Note)

                                Tax Identification No:
                                                        ------------------------

                                SIGNATURE GUARANTEE:

                                ------------------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                  [ ] Section 4.10          [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $________

Date:                            Your Signature:
      ------------                                ------------------------------

                                 (Sign exactly as your name appears on the face
                                  of this Note)

                                 Tax Identification No:
                                                         -----------------------

                                 SIGNATURE GUARANTEE:

                                ------------------------------------------------
                                Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                   Principal Amount of      Signature of
                                              Amount of increase     this Global Note        authorized
                         Amount of decrease      in Principal         following such        Signatory of
                        in Principal Amount     Amount of this         decrease (or        Trustee or Note
   Date of Exchange     of this Global Note       Global Note           increase)             Custodian


----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------


                                    EXHIBIT B

                                    GUARANTY

                  For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 11.03 of the Indenture, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, irrespective of the validity or enforceability of the Obligations of the Company under the Indenture, the Notes or the Obligations of any other party under the Notes or the Indenture: (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes, whether at maturity, or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest on the Notes, if any, if lawful, (c) the due and punctual payment and performance of all other Obligations of the Company under the Indenture and the Notes, all in accordance with the terms set forth in the Indenture; and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations under the Indenture of the Notes, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  Reference is made to Article 11 of the Indenture for a further description of the terms of this Guaranty.

                  This Guaranty is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (each as defined in the Indenture).



                                   SIGNATURES


Dated as of __________, 2003


                            [SPANISH BROADCASTING SYSTEM OF CALIFORNIA, INC.]

                            By:
                                   -----------------------------------------
                                   Name:
                                   Title:

                            [SPANISH BROADCASTING SYSTEM NETWORK, INC.]

                            By:
                                   -----------------------------------------
                                   Name:
                                   Title:

                            [SBS PROMOTIONS, INC.]

                            By:
                                   -----------------------------------------
                                   Name:
                                   Title:


                            [SBS FUNDING, INC.]

                            By:
                                   -----------------------------------------
                                   Name:
                                   Title:


                            [ALARCON HOLDINGS, INC.]

                            By:
                                   -----------------------------------------
                                   Name:
                                   Title:

                           [SBS OF GREATER NEW YORK, INC.]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                           [SPANISH BROADCASTING SYSTEM OF FLORIDA, INC.]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                           [SPANISH BROADCASTING SYSTEM OF GREATER MIAMI,
                           INC.]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                           [SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC. (DELAWARE)]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                           [SPANISH BROADCASTING SYSTEM, INC. (NEW JERSEY)]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:


                           [SPANISH BROADCASTING SYSTEM OF ILLINOIS, INC.]

                           By:
                                  ---------------------------------------------
                                  Name:
                                  Title:

                          [SPANISH BROADCASTING SYSTEM OF SAN ANTONIO, INC.]

                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:


                          [SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC. (PUERTO RICO)]

                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                          [SPANISH BROADCASTING SYSTEM FINANCE CORPORATION]

                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                          [SPANISH BROADCASTING SYSTEM SOUTHWEST, INC.]

                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                          [SPANISH BROADCASTING SYSTEM - SAN FRANCISCO, INC.]

                          By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                                   EXHIBIT C-1

                         FORM OF CERTIFICATE OF TRANSFER

                  [Company address block]

                  [Registrar address block]

              Re: [full title of securities]

                  Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), between Spanish Broadcasting System, Inc., as Company (the "Company"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

         2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme


                                     C-1-1
to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note or the Definitive Note and in the Indenture and the Securities Act.

         3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferor in the form of Exhibit C-3 to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                                     C-1-2

         (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
                  (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.




                                     C-1-3

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           [Insert Name of Transferor]



                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:

Dated:
      ------------------------




                                     C-1-4

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP _________), or

                  (ii)     Regulation S Global Note (CUSIP _________), or

                  (iii)    IAI Global Note (CUSIP _________); or

         (b)      a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP _________), or

                  (ii)     Regulation S Global Note (CUSIP _________), or

                  (iii)    IAI Global Note (CUSIP _________), or

                  (iv)     Unrestricted Global Note (CUSIP _________); or

         (b)      a Restricted Definitive Note; or

         (c)      an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.




                                     C-1-5

                                                                     EXHIBIT C-2

                         FORM OF CERTIFICATE OF EXCHANGE

                  [Company address block]

                  [Registrar address block]

              Re: [full title of securities]

                              (CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of _________________ (the "Indenture"), between Spanish Broadcasting System, Inc., as Company (the "Company"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  (a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest


                                     C-2-1
is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                  (a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                                     C-2-2

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           [Insert Name of Transferor]



                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:

Dated:
      ------------------------

                                     C-2-3

                                                                     EXHIBIT C-3

      FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Spanish Broadcasting System, Inc.
2601 South Bayshore Drive
Coconut Grove, Florida 33133
Attention:  Joseph A. Garcia

[Registrar address block]

                  Re: 10 3/4% Subordinated Exchange Notes due 2013

                  Reference is hereby made to the Indenture, dated as of ____________ (the "Indenture"), between Spanish Broadcasting, Inc., as issuers (the "Issuers"), and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) a beneficial interest in a Global Note, or

                  (b) a Definitive Note, we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the

Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                           [Insert Name of Accredited Investor]



                                           By:
                                              ---------------------------------
                                                Name:
                                                Title:

Dated:
      ------------------------

                                                                       EXHIBIT B


                                 FORM OF LEGENDS

[GLOBAL SHARES LEGEND (include if security is issued as a global certificate):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE PREFERRED STOCK SCHEDULE REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[GLOBAL RESTRICTED SHARE LEGEND (include if security is not registered under the Securities Act of 1933): THE SHARES OF SERIES A PREFERRED STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES, AND THE HOLDER OF THIS SERIES A PREFERRED STOCK AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SERIES A PREFERRED STOCK OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

                                                                       EXHIBIT C


Global Share Schedule:  (include if Security is issued as a global certificate)

                                                                      SCHEDULE A


                    SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY


         The initial number of shares of Series A Preferred Stock represented by this Global Preferred Share shall be ___________. The following exchanges of a part of this Global Preferred Share have been made:



                           Amount of Decrease                              Number of Shares
                           in Number of Shares   Amount of Increase in    Represented by This
                           Represented by This      Number of Shares       Global Preferred         Signature of
                            Global Preferred      Represented by This    Share Following Such    Authorized Officer
    Date of Exchange              Share          Global Preferred Share  Decrease or Increase       of Registrar
    ----------------       -------------------  -----------------------  --------------------    ------------------

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



                                       C1